Insulet Corporation
Notice of Annual Meeting
of Shareholders

Thursday, May 30, 2019 | 8:00 a.m., Eastern Time

Dear Shareholders:

Improving the lives of people living with diabetes through our innovative technology is at the core of everything we do at Insulet. In 2018, we made significant progress on our long-term goals and achieved profitability for the first time in our history. Innovation, expanded market access, global growth, operational excellence and strong financial performance helped us establish a foundation for a long runway of growth, shareholder value creation, and improving the lives of our customers.

Product and Business Model Innovation
Meaningful innovation is in our DNA and it continues to push us forward. In 2018, we received FDA clearance for our next-generation mobile platform, Omnipod DASH. Through Bluetooth communication, smartphone connectivity and a modern, intuitive user interface, Omnipod DASH brings unparalleled ease of use to Omnipod users. We also secured broad coverage of Omnipod DASH through the pharmacy channel. This will provide a better customer experience, less burdensome paperwork for physicians, and a differentiated pay-as-you-go model for payors. We look forward to our customers benefitting from this remarkable product and business model innovation.

We plan to bring even more ease of use, freedom and improved outcomes to our customers through our Omnipod Horizon Automated Insulin Delivery System, on which we made significant development progress in 2018. With Omnipod Horizon, we will offer our customers automated smart insulin delivery through a secure mobile app on their personal smart phones. In 2018, Insulet was awarded multiple certifications in cyber and data security, and we are proud to be leading the way in leveraging consumer technology to provide meaningful innovation for our customers.

Expanded Market Access
In January 2018, the Centers for Medicare & Medicaid Services issued guidance clarifying that Medicare Part D Plan Sponsors may provide coverage for Omnipod under the Medicare Part D prescription drug program. Securing this coverage also has provided us with a direct pathway to securing Medicaid state coverage and expanding commercial coverage. By the end of 2018, we successfully secured Omnipod coverage for approximately one-third of all Medicare lives and almost half of all Medicaid lives. Together with the in-network commercial coverage expansion we secured throughout the year, we have increased access to approximately 40% more of the U.S. Type 1 Diabetes market. By the end of 2018, Omnipod was one of the most covered insulin pumps in the United States.

Global Growth
On July 1, 2018, we established a direct business in Europe to better serve our large and growing European customer base. This allows us to gain market insights, inform our innovation pathway and create a launchpad for further global market expansion.

Operational Excellence
We have substantially completed the construction of our new state-of-the-art, highly-automated manufacturing facility and corporate headquarters. The facility strengthens our supply chain, provides redundancy and risk mitigation, and positions us to scale production in order to meet the rapidly increasing demand for Omnipod. We expect that a single manufacturing line at our new facility will provide up to 50% of the capacity of our total operations in China, with about 90% less headcount. We are proud to be creating jobs in the United States while manufacturing a high-quality product for our customers.

Strong Financial Performance
We finished fiscal 2018 with revenue of $564 million, up $100 million from the prior year and representing growth of 22%. This marked our third consecutive year of over 20% revenue growth. We continued to drive meaningful gross margin expansion to 66%, up almost 600 basis points as compared to 2017. For the first time in Insulet’s history, we achieved both positive operating income and net income. Our continued growth puts us well on our way to achieving our 2021 targets of $1 billion in revenue, 70% gross margin, and mid-teens operating margin.

These outstanding results would not have been possible without the passion of our dedicated employees. As we focus on superior performance and attractive returns for our shareholders, we remain committed to making life better for our customers.

On behalf of Insulet’s employees, management, and Board of Directors, we thank you for your continued support and for your investment in Insulet.

Sincerely,
Shacey Petrovic
President and Chief Executive Officer
April 12, 2019

100 Nagog Park Acton, Massachusetts 01720
Notice of Annual Meeting
of Shareholders

Thursday, May 30, 2019
8:00 a.m., Eastern Time
Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128
To the Shareholders of Insulet Corporation:
The Annual Meeting of Shareholders of Insulet Corporation, a Delaware corporation (the “Company” or “Insulet”), will be held at 8:00 a.m., Eastern Time, on Thursday, May 30, 2019, at the Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128 (the “Annual Meeting”), for the following purposes:

1.
to elect two Class III Directors nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal,

2.	to approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in the accompanying Proxy Statement,

3.	to approve an amendment to the Company’s 2007 Employee Stock Purchase Plan to, among other things, increase the aggregate number of shares authorized for issuance under such plan by 500,000 shares,

4.	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and

5.	to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Only shareholders of record at the close of business on April 5, 2019 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Shareholders who plan to attend the Annual Meeting in person must present valid photo identification. Shareholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, please also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Insulet stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of April 5, 2019. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
Under U.S. Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting of Shareholders via the internet. Accordingly, you can access the proxy materials and vote at http://investor.insulet.com/shareholder-services/annual-meeting. Instructions for accessing the proxy materials and voting are described below and in the Annual Meeting notice that you received in the mail. Please review the proxy materials prior to voting.
Acton, Massachusetts
April 12, 2019
By Order of the Board of Directors,

JOHN W. KAPPLES
Senior Vice President, Secretary and General Counsel

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 30, 2019: This Proxy Statement and the related Annual Meeting materials are available at http://investor.insulet.com/shareholder-services/annual-meeting.

   YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Annual Meeting in person, if you are a shareholder of record, please vote in one of the following three ways: (1) by completing, signing and dating the proxy card and returning it in the postage-prepaid envelope provided, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. Votes made by phone or on the internet must be received by 11:59 p.m., Eastern Time, on May 29, 2019.

If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

If you attend the Annual Meeting, you may vote in person, even if you have previously returned your proxy card or completed your proxy by phone or on the internet.

Proxy Summary

This summary highlights information related to topics discussed throughout this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Attend our 2019 Annual Meeting of Shareholders

8:00 a.m., Eastern Time, on Thursday, May 30, 2019 Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128
How to Vote

By mailing your Proxy Card	By telephone	By internet

Cast your ballot, sign your proxy card and send by free post	Dial toll-free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com
Mark, sign and date your proxy card and return it in the postage-paid envelope included in your proxy materials. Your proxy card must arrive by May 29, 2019.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 29, 2019. Have your proxy card in hand when you call and then follow the instructions.
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 29, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

All shareholders who plan to attend the Annual Meeting in person must present valid photo identification. Shareholders of record will then be verified against an official list available at the registration area. If you are not a shareholder of record, but instead your shares are held in the name of a bank, broker or other holder of record, and you wish to gain admittance to the meeting, in addition to presenting a valid photo identification, you must also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Insulet stock. We reserve the right to deny admittance to anyone who cannot show valid identification and sufficient proof of share ownership as of the close of business on April 5, 2019.

If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the internet. Shareholders wishing to vote their shares in person at the Annual Meeting should refer to the Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 30, 2019, received in the mail, for instructions regarding voting in person.
Participate in the future of Insulet, cast your vote right away
Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.

	More information	Board of Directors recommendation
PROPOSAL 1: Election of nominated Directors	Page 7	FOR each nominee
PROPOSAL 2: Approval, on a non-binding, advisory basis, of the compensation of certain executive officers	Page 41	FOR
PROPOSAL 3: Approval of an amendment to the Company's 2007 Employee Stock Purchase Plan	Page 42	FOR
PROPOSAL 4: Ratification of the appointment of the Company’s independent registered public accounting firm for 2019	Page 47	FOR

INSULET CORPORATION - 2019 Proxy Statement    1

Governance Highlights
The Company is committed to good corporate governance and the regular review of our corporate governance practices to continue building on our success and long-term shareholder value. Most recently, the Company focused on the following corporate governance efforts:

Board Leadership Structure

The Board of Directors (the “Board”) regularly assesses the Board leadership structure to determine the appropriate leadership for the Company. Based on the Board’s most recent assessment, and in consideration of Patrick J. Sullivan's retirement from the Company on December 31, 2018, the Board determined that the most advantageous leadership structure for the Company and its shareholders was to appoint an independent, non-employee Director, Timothy J. Scannell, as the Chairman of the Board, thereby eliminating the need for a Lead Independent Director.

Director Skills Assessments

At least annually, the Board reviews the skills of its Directors to ensure the Board maintains the overall skills, experience and breadth of knowledge necessary to align with the Company’s strategy. The Board appointed Corinne H. Nevinny to the Company’s Board of Directors in conjunction with the departure of James C. Mullen from the Board in January 2019. Ms. Nevinny brings strong leadership experience as a former CFO of a public company in the lifesciences industry, extensive board experience, and expansive knowledge from her positions in finance and investment. The Board believes that her insight and financial acumen will be valuable as the Company continues to seek long-term sustainable, profitable growth and increased shareholder value.

Committee Composition

The Nominating, Governance and Risk Committee (the “Governance Committee”) periodically assesses the skills and qualifications of the Directors to ensure that committee assignments and leadership roles align with the skills and experience of the members of the Board. In conjunction with its most recent review, the appointment of Mr. Scannell as Chairman of the Board, and with the addition of Ms. Nevinny to the Board, the Governance Committee recommended to the Board, and the Board approved, the continued appointments of: David Lemoine, Audit Committee Chair and John A. Fallon, M.D., Governance Committee Chair. The Board also approved, upon the recommendation of the Governance Committee, the appointment of Sally Crawford as Compensation Committee Chair and the appointments of Ms. Nevinny to the Audit Committee and Mr. Scannell to the Governance Committee. The current committee composition can be found at the Company’s website at http://www.insulet.com.

OUR GOVERNANCE BEST PRACTICES

✓    Independent Director Chairman of the Board

✓    7 of the Company’s 8 Directors are independent

✓    Audit Committee, Compensation Committee and Governance Committee each consist solely of independent Directors

✓    A Director who does not receive a majority vote in an uncontested election must promptly tender his or her resignation to the Board, which will consider whether to accept the resignation

✓   Regular executive sessions of independent Directors

✓   Executive and Director stock ownership guidelines

✓   No hedging or pledging of Insulet securities by its executive officers or Directors is permitted

✓   No shareholder rights plan (i.e., no "poison pill")

✓   Corporate Governance Guidelines published on the Company’s website at http://www.insulet.com

Director Nominees

Name	Age	Director since	Current Positions	Independent (Yes/No)		Committee Memberships
				Yes	No
Jessica Hopfield, Ph.D.	54	2015	Chairperson of Board of Trustees of Joslin Diabetes Center; Board of Directors, Editas Medicine, Inc. and Radius Health, Inc.	X		• Audit Committee • Compensation Committee
David Lemoine	71	2016	Board of Directors, L.S. Starrett Company	X		• Audit Committee (Chair) • Compensation Committee
Jessica Hopfield, Ph.D. brings proven experience and leadership in the diabetes field, along with vast executive and consulting experience in the healthcare, pharmaceutical, and medical device industries. David Lemoine has more than 40 years of audit and finance experience and a deep knowledge of accounting, financial reporting and internal controls across several industries, including manufacturing, biotechnology, pharmaceutical and healthcare.

INSULET CORPORATION - 2019 Proxy Statement    2

Executive Compensation Summary

Fiscal 2018 Business Highlights

✓	3rd consecutive year of over 20% revenue growth
✓	Drove gross margin to the mid-60's, up from mid-40's in 2015
✓	Achieved full year positive operating income and net income for the first time in Company history
✓	Expanded market access to become one of the most covered insulin pumps in the U.S.
✓	Expanded global footprint through assumption of all commercial activities of Omnipod System across Europe
✓	Substantially completed construction of new state-of-the-art, highly-automated manufacturing facility in the U.S.
✓	Commenced U.S. limited commercial release of our next-generation mobile platform, Omnipod DASHTM

Executive Compensation Philosophy

Our compensation strategy and philosophy are directly aligned with our goal of delivering consistent growth in shareholder value
•	Exceptional talent is needed to realize significant market opportunity and to drive long-term sustainable growth
•	Fundamental belief that high-caliber talent has a profound impact on business results
•	Highly competitive compensation needed to attract and retain proven talent
•	A significant emphasis on pay-for-performance, utilizing performance-based variable compensation programs

Shareholder Outreach

•	Continued significant outreach with shareholders in 2018
•	Outreach to investors representing approximately 66% of outstanding shares
•	Positive shareholder feedback regarding evolution of incentive plans, including focus on top-line growth and use of three-year performance periods for performance unit awards

2018 Compensation Elements and Decisions

Key 2018 Actions
•	Select adjustments to base salaries based on competitive benchmarking, position scope, performance and contributions
•
Long-term incentive awards weighted more heavily with performance-based awards (60% of long-term incentive plan ("LTIP") award value) for the Chief Executive Officer ("CEO") and the President and Chief Operating Officer ("COO")

•	Continued use of cumulative revenue and gross profit metrics and three-year performance period in performance unit awards

2018 Executive Total Compensation Mix

The charts below show the annual total direct compensation (full-year base salary, short-term incentive compensation earned, and long-term incentive compensation received) for our CEO and our other Named Executive Officers (collectively, “NEOs”) for 2018. Of target total direct compensation, 88% of our CEO’s and, on average, 78% of our other NEOs’ compensation was variable, either because it was subject to performance goals, the fluctuations of stock price, or both.

* For purposes of this chart, “Long-Term Equity Incentives” includes stock options, restricted stock units and performance units based on grant date fair value of such awards.

INSULET CORPORATION - 2019 Proxy Statement    3

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held at 8:00 a.m., Eastern Time, on Thursday, May 30, 2019 at the Hilton Boston Logan Airport, One Hotel Drive, Boston, MA 02128, or at any adjournments or postponements thereof. The Company’s Annual Report on Form 10-K filed on February 26, 2019, as amended by Amendment No. 1 thereto filed on February 28, 2019 (together, hereinafter referred to as the “10-K”) containing financial statements for the fiscal year ended December 31, 2018, is being made available, together with this Proxy Statement, to shareholders at http://investor.insulet.com/shareholder-services/annual-meeting. The 10-K, however, is not a part of the proxy solicitation material.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 30, 2019

This Proxy Statement is being made available to shareholders on or about April 12, 2019.
This Proxy Statement and the 10-K are available at http://investor.insulet.com/shareholder-services/annual-meeting.

As more fully described in this Proxy Statement, the purpose of the Annual Meeting is:

(i)
to elect two Class III Directors nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal,

(ii)	to approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in this Proxy Statement,

(iii)	to approve an amendment to the Company’s 2007 Employee Stock Purchase Plan to, among other things, increase the aggregate number of shares authorized for issuance under such plan by 500,000 shares,

(iv)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and

(v)	to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Proposal 1 relates solely to the election of two Class III Directors nominated by the Board of Directors and does not include any other matters relating to the election of Directors, including, without limitation, the election of Directors nominated by any shareholder of the Company.

Record Date and Voting Rights

Only shareholders of record at the close of business on April 5, 2019 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, 59,658,875 shares of common stock, par value $0.001 per share, of the Company were issued and outstanding, and there were nine shareholders of record. The holders of the Company’s common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

If you are a shareholder of record, you may vote in one of the following three ways, whether or not you plan to attend the Annual Meeting:

•	by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose,

•	by completing your proxy using the toll-free telephone number listed on the proxy card, or

•	by completing your proxy on the internet at the address listed on the proxy card.

Votes made by phone or on the internet must be received by 11:59 p.m., Eastern Time, on May 29, 2019. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

All shareholders who plan to attend the Annual Meeting in person must present valid photo identification. Shareholders of record will then be verified against an official list available at the registration area. If you are not a shareholder of record, but instead your shares are held in the name of a bank, broker or other holder of record, and you wish to gain admittance to the meeting, in addition to presenting a valid photo identification, you must also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Insulet stock. We reserve the right to deny admittance to anyone who cannot show valid identification and sufficient proof of share ownership as of the close of business on April 5, 2019.

If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the internet. Shareholders wishing to vote their shares in person at the annual meeting should refer to the Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 30, 2019, received in the mail, for instructions regarding voting in person.

INSULET CORPORATION - 2019 Proxy Statement    4

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the Secretary and General Counsel of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy being revoked,

•	properly casting a new vote via the internet or by telephone at any time up until 11:59 p.m., Eastern Time, on May 29, 2019,

•	duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary and General Counsel of the Company before the taking of the vote at the Annual Meeting, or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attention: Secretary and General Counsel, by May 29, 2019.

Quorum; Abstentions; Broker Non-Votes

The representation in person or by proxy of at least a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Brokers do not have discretionary authority to vote on: (i) the election of Directors, (ii) the vote to approve, on a non-binding, advisory basis, the compensation of certain executive officers, or (iii) the vote to approve the amendment to the Company's 2007 Employee Stock Purchase Plan. We therefore encourage you to provide instructions to your broker regarding the voting of your shares.

Vote Required

For Proposal 1, the election of two Class III Directors, the nominees receiving the highest number of affirmative votes of the shares present, in person or represented by proxy, and entitled to vote on such matter at the Annual Meeting shall be elected as Directors. However, in accordance with the Company’s majority voting policy (as described in the section entitled “Policies Governing Director Nominations”), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee is required to tender his or her written resignation to the Chairman of the Board and such resignation will be considered by the Governance Committee and the Board of Directors. For Proposal 2, the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. For Proposal 3, the approval of an amendment to the Company’s 2007 Employee Stock Purchase Plan, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. For Proposal 4, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Broker “non-votes” and abstentions are not considered voted for purposes of any of these matters and have the effect of reducing the number of affirmative votes required to achieve a majority for the applicable matter by reducing the total number of shares from which a majority is calculated.

INSULET CORPORATION - 2019 Proxy Statement    5

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting shareholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs upon request. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail, telephone, or e-mail following the original solicitation. Additionally, the Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting. The estimated cost of such services is $15,000, plus out-of-pocket expenses.

Voting of Proxies

The persons named as attorneys-in-fact in the proxies, Shacey Petrovic and Jonathan Paris, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted:

(i)	FOR the election of the Director nominees,

(ii)	FOR the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, as more fully described in this Proxy Statement,

(iii)
FOR the approval of the amendment to the Company's 2007 Employee Stock Purchase Plan to, among other things, increase the aggregate number of shares authorized for issuance under the plan by 500,000 shares of the Company’s common stock, and

(iv)	FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Other Business

Aside from:

(i)	the election of Directors,

(ii)	the approval, on a non-binding, advisory basis, of the compensation of certain executive officers,

(iii)	the approval of an amendment to the Company’s 2007 Employee Stock Purchase Plan, and

(iv)	the ratification of the appointment of Grant Thornton LLP,

the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

INSULET CORPORATION - 2019 Proxy Statement    6

Proposal 1     Election of Directors

The Company’s Board of Directors currently consists of eight members. The Company’s Certificate of Incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. At this year’s Annual Meeting, the shareholders will elect two Class III Directors. The Class III Directors currently consist of Jessica Hopfield, Ph.D. and David Lemoine. Accordingly, the Board of Directors, consistent with the recommendation of the Governance Committee, has nominated:

•	Jessica Hopfield, Ph.D.

•	David Lemoine
The Governance Committee recommends that each of the above-listed nominees be elected to the Board of Directors as a Class III Director, to hold office until the Annual Meeting of Shareholders to be held in 2022, and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Following the Annual Meeting, the Board of Directors will also be comprised of:

•
three Class I Directors (Sally Crawford, Michael R. Minogue and Corinne H. Nevinny), whose terms expire upon the election and qualification of Directors at the Annual Meeting of Shareholders to be held in 2020, and

•
three Class II Directors (John A. Fallon, M.D., Shacey Petrovic and Timothy J. Scannell), whose terms expire upon the election and qualification of Directors at the Annual Meeting of Shareholders to be held in 2021.

The Board of Directors knows of no reason why either of the nominees would be unable or unwilling to serve, but if either nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of Director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named herein (or, in the circumstances described in the foregoing sentence, for such other person as the Board may recommend).

VOTE REQUIRED; EFFECT OF VOTE

A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as Class III Directors. However, in accordance with the Company’s majority voting policy (as described in the section entitled “Policies Governing Director Nominations’’), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee shall tender his or her written resignation to the Chairman of the Board and such resignation will be considered by the Governance Committee and the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO CLASS III NOMINEES LISTED BELOW.

The following table sets forth certain information concerning the nominees for election as Class III Directors at the Annual Meeting, and Insulet’s continuing Directors, based on information provided to the Company by each nominee and Director.

	Director Since	Independent
Class III nominees for election at the 2019 Annual Meeting — nominated to serve a term that expires in 2022
Jessica Hopfield, Ph.D.	2015	✓
David Lemoine	2016	✓
Class I continuing Directors — terms expire in 2020
Sally Crawford	2008	✓
Michael R. Minogue	2017	✓
Corinne H. Nevinny*	2019	✓
Class II continuing Directors — terms expire in 2021
John A. Fallon, M.D.	2012	✓
Shacey Petrovic	2018
Timothy J. Scannell	2014	✓
*Ms. Nevinny replaced James C. Mullen as Class I Director upon Mr. Mullen's resignation from the Board in January 2019.

INSULET CORPORATION - 2019 Proxy Statement    7

Board of Directors and Executive Officers
The following table sets forth certain information concerning our Directors and executive officers as of April 12, 2019. The biographies of each of the Director nominees and continuing Directors below contain information regarding: the individual’s service as a Director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Governance Committee and the Board of Directors to determine that the person should serve as a Director for the Company.

Name	Position
Shacey Petrovic	Director, President and Chief Executive Officer
Charles Alpuche	Executive Vice President and Chief Operating Officer
Eric Benjamin	Senior Vice President, R&D, New Product Development and Commercialization
Bret Christensen	Executive Vice President and Chief Commercial Officer
John W. Kapples	Senior Vice President, Secretary and General Counsel
Wayde D. McMillan	Executive Vice President and Chief Financial Officer
Michael Spears	Senior Vice President, Quality and Regulatory Affairs
Sally Crawford(2)(3)	Director, Compensation Committee Chair
John A. Fallon, M.D.(3)	Director, Nominating, Governance and Risk Committee Chair
Jessica Hopfield, Ph.D.(1)(2)	Director
David Lemoine(1)(2)	Director, Audit Committee Chair
Michael R. Minogue(1)	Director
Corinne H. Nevinny(1)	Director
Timothy J. Scannell(3)	Director, Chairman of the Board

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating, Governance and Risk Committee

     EXECUTIVE OFFICERS

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Shacey Petrovic
Age 45
Director, President and Chief Executive Officer
Joined Insulet in 2015

Ms. Petrovic has served as our President and Chief Executive Officer since January 1, 2019 and has served on our Board of Directors since September 2018. From October 2016 to January 2019, Ms. Petrovic served as our President and Chief Operating Officer. From February 2016 to October 2016, Ms. Petrovic served as our Executive Vice President and President, Diabetes Products, and from February 2015 to February 2016, she served as our Chief Commercial Officer. From 2013 to 2015, Ms. Petrovic served as President and Chief Executive Officer of Clinical Innovations, LLC, a developer and manufacturer of medical devices and diagnostics for women’s health. From 2000 to 2013, Ms. Petrovic served in a number of key roles at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including Vice President and General Manager of Hologic’s GYN Surgical Products division, as well as various sales and marketing leadership roles in the U.S. and Europe. Ms. Petrovic earned her Bachelor of Science in Biology from the University of Wisconsin.

Charles Alpuche
Age 59
Executive Vice President and Chief Operating Officer
Joined Insulet in 2016

Mr. Alpuche has served as our Executive Vice President and Chief Operating Officer since February 2019. From February 2018 to February 2019, Mr. Alpuche served as our Executive Vice President and Chief Operations Officer. From February 2017 to February 2018, Mr. Alpuche served as our Executive Vice President, Global Manufacturing and Operations, and from February 2016 to February 2017, he served as our Senior Vice President, Global Manufacturing and Operations. From 2012 to February 2016, Mr. Alpuche served as an independent consultant for both domestic and international companies in the food, beverage and chemical industries. Previously, Mr. Alpuche spent thirty years at PepsiCo in leadership roles of increasing responsibility overseeing domestic and international plant operations. Earlier in his career at PepsiCo, he held a number of management roles in plant operations, product management and quality control. Most recently, he served as PepsiCo’s Senior Vice President of North America Beverages, and before that he held the position of Vice President and General Manager, Concentrate Operations, Asia and Americas. Mr. Alpuche holds a Bachelor of Science in Business Administration from Delaware Valley College and obtained an Executive Master of Science in Organizational Management from the University of Pennsylvania.

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Eric Benjamin
Age 36
Senior Vice President, R&D, New Product Development and Commercialization
Joined Insulet in 2015

Mr. Benjamin has served as our Senior Vice President, R&D, New Product Development and Commercialization since February 2018. From February 2016 to January 2018, he served as Vice President, Procurement and Supplier Development, and from June 2015 to January 2016, Mr. Benjamin served as Director, Business Development. Prior to joining Insulet, from 2004 to 2012, Mr. Benjamin held roles of increasing responsibility spanning R&D, manufacturing and quality with Abbott Laboratories. From 2013 to May 2015, Mr. Benjamin attended Harvard Business School’s MBA program, from which he graduated with High Distinction. Mr. Benjamin holds a Bachelor of Science in Industrial Engineering and Operations Research from the University of California, Berkeley, a Master of Engineering in Bioengineering from the University of California, San Diego, and a Master of Business Administration from Harvard Business School.

Bret Christensen
Age 48
Executive Vice President and Chief Commercial Officer
Joined Insulet in 2017

Mr. Christensen has served as our Executive Vice President and Chief Commercial Officer since February 2019. From May 2017 to February 2019, Mr. Christensen served as our Senior Vice President and Chief Commercial Officer. From August 2013 to May 2017, Mr. Christensen served as General Manager of Preventive Care of Myriad Genetics, Inc. From 2009 to July 2013, Mr. Christensen served as Vice President, Sales and Marketing of Hologic, Inc. Prior to 2009, Mr. Christensen held several leadership roles at Hologic Corporation, including District Sales Manager and Regional Business Director. Mr. Christensen earned a Bachelor of Science in Business Management from Utah Valley University and received a Master of Business Administration from the University of Utah.

John W. Kapples
Age 59
Senior Vice President, Secretary and General Counsel
Joined Insulet in 2019

Mr. Kapples has served as our Senior Vice President, Secretary and General Counsel since March 2019. From December 2015 to March 2019, he served as Vice President, Secretary and General Counsel at GCP Applied Technologies, Inc. From 2006 to August 2015, Mr. Kapples served as Vice President and Corporate Secretary of Covidien plc, which was acquired by Medtronic plc. in 2015. Prior to his role at Covidien, Mr. Kapples served in various roles of increasing responsibility at Raytheon Company, including Assistant General Counsel and Secretary, and he was a Corporate Associate at Sullivan & Worcester LLP. Mr. Kapples earned both his Bachelor of Arts in English and his Juris Doctor from Georgetown University. He is a member of the Massachusetts Bar Association and the Society of Corporate Secretaries & Governance Professionals.

Wayde D. McMillan
Age 49
Executive Vice President and Chief Financial Officer
Joined Insulet in 2019

Mr. McMillan has served as our Executive Vice President and Chief Financial Officer since March 2019. From January 2015 to March 2019, he was Chief Financial Officer and Vice President of Finance of the Minimally Invasive Therapies Group at Medtronic plc. From November 2006 to January 2015, prior to Medtronic's acquisition of Covidien plc, Mr. McMillan held a variety of leadership positions at Covidien plc, including Chief Financial Officer and Vice President of Finance of the Medical Devices Group & U.S., Chief Financial Officer and Vice President of Finance of the Surgical Solutions Business Unit, and Vice President Finance and Controller of the Respiratory and Monitoring Solutions Business Unit. Mr. McMillan started his career in accounting, audit, financial analysis and investor relations positions at various institutions. Mr. McMillan earned his Bachelor of Science in Business Administration from Merrimack College and a Master of Business Administration from the Bentley University McCallum Graduate School of Business.

Michael Spears
Age 54
Senior Vice President, Quality and Regulatory Affairs
Joined Insulet in 2015

Mr. Spears has served as our Senior Vice President, Quality and Regulatory Affairs since February 2017. From July 2015 to February 2017, Mr. Spears served as our Senior Vice President, Quality, Regulatory and Clinical Affairs. From 2011 to July 2015, Mr. Spears served as Vice President, Quality Assurance & Regulatory Affairs at Covidien, which was acquired by Medtronic in 2015. From 2006 to 2011, Mr. Spears served as Vice President, Quality Assurance at Covidien. From 1999 to 2006, he had several years of progressively broader assignments at Covidien, then known as Tyco Healthcare. Mr. Spears also served as a paralegal at two law firms over an 11-year period. He earned his Bachelor of Arts from the University of Tennessee and a Master of Business Administration from the University of South Carolina.

     NON-EMPLOYEE DIRECTORS

Sally Crawford
Age 65
Director Since 2008
Committees: Compensation (Chair) and Nominating, Governance and Risk

Ms. Crawford has served on our Board of Directors since 2008 and served as our Lead Independent Director from May 2009 to May 2013. Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly-held managed care organization, from its founding in 1985 until 1997. During her tenure at Healthsource, she led the development of its operating systems and marketing strategies and supported strategic alliances with physicians, hospitals, insurers and other healthcare companies. Since 1997, Ms. Crawford has been a healthcare consultant. She serves on the

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Board of Directors of Hologic, Inc. and Prolacta Bioscience Inc. She also served on the Board of Directors of Exact Sciences Corporation from 1999 to 2015, Zalicus Inc. from 2007 to 2014, Universal American from 2008 to 2017, Chittenden Corporation from 1998 to 2008, and Cytyc Corporation (which merged with Hologic, Inc. in 2007) from 1998 to 2007. Ms. Crawford earned a Bachelor of Arts from Smith College and a Master of Science from Boston University. Ms. Crawford brings experience as a board and committee member of public companies, a detailed understanding of the healthcare and managed care industries, which are directly relevant to our business, and the practical knowledge gained in her previous role as Chief Operating Officer of a publicly-held managed care organization.

John A. Fallon, M.D.
Age 71
Director Since 2012
Committees: Nominating, Governance and Risk (Chair)

Dr. Fallon has served on our Board of Directors since October 2012 and was our Lead Independent Director from February 2015 to August 2016. He has served on the Board of Directors of AMAG Pharmaceuticals, Inc. since September 2014, Collegium Pharmaceutical, Inc. since June 2016, and Exact Sciences Corporation since January 2016, and he is the Chair of the Network in Excellence in Health Innovation (NEHI), a national not-for-profit organization focused on health policy. From 2004 through 2015, Dr. Fallon served as the Chief Physician Executive and Senior Vice President of Blue Cross Blue Shield of Massachusetts. From 2000 to 2004, he held the position of Chief Executive Officer for Clinical Affairs at the State University of New York Medical Center. In 1995, Dr. Fallon became a founding Trustee of Partners Community HealthCare Inc. (“PCHI”), the Physician Network for Partners HealthCare System founded by The Massachusetts General Hospital and The Brigham and Women’s Hospital, and in 1998 he went on to become Chairman of PCHI. Dr. Fallon also served as Founder, President and Chief Executive Officer of North Shore Health System, Chief Medical Executive, and later, Chief Executive Officer of Charter Professional Services Corporation, and first Chief Medical Officer for North Shore Medical Center. Dr. Fallon was a practicing internal medicine physician for more than 25 years and previously served on multiple healthcare boards and committees, including the Temple University School of Medicine Board of Advisors, the Editorial Board of American Journal of Medical Quality, and the Alliance for Health Care Improvement Board. He holds a Bachelor of Arts in Chemistry from College of the Holy Cross, a Doctor of Medicine from Tufts University School of Medicine, and a Master of Business Administration from University of South Florida. Dr. Fallon brings over 35 years of experience as a practicing physician and senior executive, and participation on numerous medical boards and committees in the health care industry.

Jessica Hopfield, Ph.D.
Age 54
Director Since 2015
Committees: Audit and Compensation

Class III Nominee for Election at Annual Meeting

Dr. Hopfield has served on our Board of Directors since July 2015 and served as our Lead Independent Director from August 2016 through December 2018. In October 2015, Dr. Hopfield was appointed, and currently serves, as Chairperson of the Board of Trustees of the Joslin Diabetes Center. Since February 2018, Dr. Hopfield has served on the Board of Directors of Editas Medicine, Inc., a leading genome editing company developing genomic medicines to treat a broad class of diseases, and since January 2019, she has served on the Board of Directors of Radius Health, Inc., a biopharmaceutical company that is committed to developing and commercializing innovative endocrine therapeutics in the areas of osteoporosis and oncology. From 2013 to October 2015, Dr. Hopfield served as the Vice Chair of the Board of Trustees of the Joslin Diabetes Center. Dr. Hopfield is a distinguished healthcare executive and diabetes expert with over two decades of experience in the medical and healthcare fields. She is a strategic advisor and investor in start-up healthcare firms seeking to commercialize innovative intellectual property. From 1995 to 2009, Dr. Hopfield was a Partner at McKinsey & Company in their global pharmaceuticals and medical devices practice and she served clients across the pharmaceutical, biotech, medical device and consumer industries with a focus on strategy, R&D management and marketing. She also previously held management positions at Merck Sharp & Dohme Corp. in clinical development, outcomes research, and marketing. Dr. Hopfield earned a Bachelor of Science from Yale College, a Master of Business Administration from the Harvard Graduate School of Business Administration as a Baker Scholar, and a Doctor of Philosophy in Neuroscience/Biochemistry from The Rockefeller University. Dr. Hopfield brings proven experience in the diabetes field, along with vast executive and consulting experience in the healthcare, pharmaceutical, and medical device industries.

David Lemoine
Age 71
Director Since 2016
Committees: Audit (Chair) and Compensation

Class III Nominee for Election at Annual Meeting

Mr. Lemoine has served on our Board of Directors since February 2016. He has also served on the Board of Directors of The L.S. Starrett Company since 2010. From 1985 until his retirement in 2010, Mr. Lemoine held the position of Audit Partner at Deloitte & Touche LLP, a public accounting firm. From 1995 to 2000, he served as Deloitte’s Boston office Audit Partner-in-Charge. From 1985 to 1995, Mr. Lemoine served as Deloitte’s Managing Partner of their Worcester, Massachusetts location. From 1980 to 1985, he was Senior Vice President, Finance and Administration at a medical equipment manufacturer. Mr. Lemoine was a Lecturer at Boston College’s Carroll School of Management from 2008 to 2014, where he taught courses in Ethics and Accounting. He earned a Bachelor of Arts in Economics from Boston College and a Master of Science in Accounting from Northeastern University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accounts and the Massachusetts Society of CPAs. Mr. Lemoine has over 40 years of audit and finance experience and a deep knowledge of accounting, financial reporting and internal controls across a broad array of industries, including manufacturing, biotechnology, pharmaceutical, technology, and healthcare. Mr. Lemoine qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).

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Michael R. Minogue
Age 52
Director Since 2017
Committees: Audit

Mr. Minogue has served on our Board of Directors since August 2017. Since 2004, Mr. Minogue has served as President and Chief Executive Officer of Abiomed, Inc., a global leader in healthcare technology and innovation, and was appointed Chairman in 2005. Prior to joining Abiomed, Inc., Mr. Minogue held several roles at General Electric, including Vice President and General Manager of Americas Sales and Marketing for GE Medical Systems Information Technology. Mr. Minogue currently serves on the Board of Directors of the Advanced Medical Technology Association (AdvaMed) and as Chair of the Board of Directors of the Medical Device Innovation Consortium, a public-private partnership with the medical device industry, government and nonprofits. Mr. Minogue serves as a Manager on the Board of Managers of Bioventus LLC, is the Chairman of the Governor’s Advisory Council on Veterans’ Services for the Commonwealth of Massachusetts and is the Co-Founder and Chairman of the Mentoring Veterans Program (MVPvets), a nonprofit organization that helps military veterans network with industry mentors to discover career opportunities in the life sciences industries. Mr. Minogue served as an Infantry officer in the U.S. Army, receiving multiple distinctions, including a Bronze Star. He received a Bachelor of Science in Engineering Management from the United States Military Academy at West Point and a Master of Business Administration from the University of Chicago. Mr. Minogue brings distinguished senior executive leadership experience, as well as direct experience driving innovation and product development.

Corinne H. Nevinny
Age 59
Director Since 2019
Committees: Audit

Ms. Nevinny has served on our Board of Directors since January 2019. Since 2010, she has also served as General Partner at LMNVC, LLC, a seed venture fund making early-round investments in start-up companies that have products or provide services to improve quality of life, including health and wellness oriented businesses. From 2003 to 2010, she served in various roles at Edwards Lifesciences Corporation, the global leader in patient-focused medical innovations for structural heart disease, as well as critical care and surgical monitoring, including General

Manager - Cardiac Surgery Systems, President of Global Operations, and Chief Financial Officer and Treasurer. During this time, Ms. Nevinny was responsible for global manufacturing, quality and supply chain operations, as well as oversight of core operating units including finance, IT, internal audit and risk management. Prior to joining Edwards Lifesciences Corporation, Ms. Nevinny held various finance and investment banking positions. Ms. Nevinny is a member of the Board of Trustees and Executive Committee of the United States Olympic and Paralympic Foundation and serves on the Board of Directors of Restorsea LLC. She previously served on the Board of privately-held nVision Medical Corp., focused on developing medical devices in the women’s health innovation space, as well as public company Boards, including Edwards Life Sciences Corporation, Avanir Pharmaceuticals, Inc., Neurocrine Biosciences, Inc., Onyx Pharmaceuticals, Inc., and SangStat Medical Corp. Ms. Nevinny chaired the Audit Committees of Avanir Pharmaceuticals, Inc., Neurocrine Biosciences, Inc. and Onyx Pharmaceuticals, Inc.. Ms. Nevinny brings considerable public board experience and a breadth of first-hand experience managing complex global finance, logistics, regulatory and manufacturing operations, which are directly relevant to our business. Ms. Nevinny holds a Bachelor of Science in Industrial Engineering from Stanford University and a Master of Business Administration from Harvard Business School.

Timothy J. Scannell
Chairman of the Board
Age 54
Director Since 2014
Committees: Nominating, Governance and Risk

Mr. Scannell has served on our Board of Directors since August 2014 and as our Chairman of the Board since January 2019. Since August 2018, Mr. Scannell has served as President and Chief Operating Officer of Stryker Corporation, a global leader in the medical technology industry. From 2009 to August 2018, Mr. Scannell served as Group President of Medsurg & Neurotechnology at Stryker Corporation and oversaw six of Stryker’s operating divisions in his role, including Instruments, Medical, Endoscopy, Neurovascular, CMF, and Sustainability Solutions. From 1990 to 2009, Mr. Scannell served in various roles at Stryker Corporation, including a range of sales and marketing leadership roles, Vice President and General Manager of its Biotech division and President of its Spine business. Mr. Scannell holds Bachelor of Science in Business Administration and Master of Business Administration degrees from the University of Notre Dame. Mr. Scannell brings extensive strategic, organizational, and operational skills and experience.

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Governance of the Company
Board of Directors

The business and affairs of the Company are managed under the direction of our Board of Directors. The Company’s Board of Directors currently consists of eight members. The Company’s Certificate of Incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating, Governance and Risk Committee. Each committee has a charter that has been approved by the Board of Directors. These charters are available in the Corporate Governance section of the Company’s website at http://www.insulet.com. Each committee reviews the appropriateness of its charter at least annually. Additional details concerning the role and structure of the Board of Directors are contained in the Board’s Corporate Governance Guidelines, which can be found in the Corporate Governance section of the Company’s website at http://www.insulet.com.

The members of the Company’s Board of Directors possess a broad range of executive leadership experience derived from their service as executives in many settings, including as chief executive officers or chief financial officers of comparable corporations. They also bring extensive board experience. The process undertaken by the Governance Committee in recommending qualified Director nominees is described below under “Policies Governing Director Nominations.” While the Governance Committee does not have a formal policy with respect to diversity, the Company, the Board of Directors and the Governance Committee believe that it is essential to have diversity on the Board of Directors. As a result, the Board of Directors and the Governance Committee may, and do, consider the diversity of background and experience of a Director nominee, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity, in order to recruit an appropriate mix of knowledge, skills and experience for the needs of the Company’s business.

INDEPENDENCE OF MEMBERS OF THE BOARD OF DIRECTORS
The Board of Directors and the Governance Committee have determined that each of the Company’s non-employee Directors (Sally Crawford, John A. Fallon, M.D., Jessica Hopfield, Ph.D., David Lemoine, Michael R. Minogue, Corinne H. Nevinny and Timothy J. Scannell) are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”).

BOARD LEADERSHIP STRUCTURE
The Board has designated Timothy J. Scannell to serve as the Chairman of the Board. The Chairman of the Board is responsible for, among other things, coordinating with the CEO on the creation of the agenda for each meeting, providing input regarding the materials provided to the Board of Directors in advance of each meeting, ensuring that topics at each meeting are effectively covered, chairing executive sessions of the Board of Directors, acting as the principal liaison between the independent Directors and management, and serving as the focal point for shareholder requests addressed to the independent Directors. Additionally, pursuant to the Company’s By-Laws and Corporate Governance Guidelines, the Chairman of the Board is responsible for, among other things, receiving Board member resignation letters, calling special meetings, presiding at Board meetings, and executing certain contracts and/or instruments. The Board of Directors believes that having an independent Director serve as Chairman of the Board ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

The Company does not have a policy as to whether the same person should serve as both CEO and Chairman of the Board. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes provides the most appropriate leadership for the Company at that time. The Company recognizes that, depending on the circumstances, different Board leadership structures may be appropriate. However, the Company believes its current Board leadership structure, which includes an independent Chairman of the Board, supports the CEO in driving the Company’s growth and objectives and currently is the preferable Board leadership structure for the Company.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS
Non-employee, independent members of the Board of Directors meet without the employee Director(s) of the Company following most regularly scheduled in-person meetings of the Board of Directors and occasionally at specially called meetings arranged by our independent Chairman of the Board. These executive sessions include only those Directors who meet the independence requirements promulgated by NASDAQ, and Timothy J. Scannell, as Chairman of the Board, is responsible for chairing these executive sessions.

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MEETING ATTENDANCE

The Board of Directors met five times during the fiscal year ended December 31, 2018, and took action by unanimous written consent four times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2018.

The Company’s policy is that all Directors are encouraged to attend the Company’s Annual Meeting of Shareholders. All eight of the Directors then serving on the Board attended the Annual Meeting of Shareholders held in 2018.

RISK OVERSIGHT
The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board of Directors receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, and reputational risks. The Company believes that the leadership structure of the Board of Directors supports effective oversight of risk assessment and management.

SUCCESSION PLANNING
The Board takes succession planning seriously and views ensuring thoughtful, seamless and effective transitions of leadership to be a primary responsibility of the Board. In September 2018, the Company announced that Patrick J. Sullivan, the Company’s then Chairman and Chief Executive Officer, would depart the Company (both as an executive officer and Director) as of December 31, 2018. In alignment with its executive succession planning, the Board named Shacey Petrovic, the Company’s then President and Chief Operating Officer, as President and Chief Executive Officer effective January 1, 2019. In addition, Ms. Petrovic was appointed by the Board as a Director as of September 10, 2018.

In January 2019, the Company announced that Michael Levitz, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, would depart the Company following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”), and an agreed-upon period of transition. Mr. Levitz ceased serving as an executive officer on March 1, 2019, after the filing of the 2018 Form 10-K. The Board appointed Wayde D. McMillan as Executive Vice President and Chief Financial Officer to succeed Mr. Levitz.

CURRENT AUDIT COMMITTEE
Members: David Lemoine (Chair), Jessica Hopfield, Ph.D., Michael R. Minogue and Corinne H. Nevinny

Roles and Responsibilities

The purpose of the Audit Committee is to, among other functions,

• oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and take, or recommend that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors, and

• prepare the Audit Committee Report for inclusion in this and subsequent Proxy Statements in accordance with applicable rules and regulations.

The Board of Directors has determined that each member of the Audit Committee meets the independence and other requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that David Lemoine and Corinne H. Nevinny each qualify as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee met six times during 2018. The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed by the Audit Committee on an annual basis, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

During 2018, Mr. Lemoine, Dr. Hopfield and Mr. Minogue served as members of the Audit Committee. Ms. Nevinny was appointed to the Board of Directors and the Audit Committee on January 25, 2019, and, therefore, did not attend any Audit Committee meetings in 2018.

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CURRENT COMPENSATION COMMITTEE
Members: Sally Crawford (Chair), Jessica Hopfield, Ph.D. and David Lemoine

Roles and Responsibilities

The purpose of the Compensation Committee is to, among other functions,

• discharge the Board of Directors’ responsibilities relating to compensation of the Company’s Directors and executive officers,

• oversee the Company’s overall compensation programs, and

• prepare the Compensation Committee Report required to be included in this and subsequent Proxy Statements.

The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by NASDAQ. See the section entitled “Compensation Decision-Making Process” in the Compensation Discussion and Analysis portion of this Proxy Statement for a more detailed description of the policies and procedures of the Compensation Committee.

The Compensation Committee met seven times during 2018, and took action by unanimous written consent once. The Compensation Committee operates under a written charter adopted by the Board of Directors and reviewed by the Compensation Committee on an annual basis, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

During 2018, Ms. Crawford, Dr. Hopfield, Mr. Lemoine, Mr. Mullen and Mr. Scannell served as members of the Compensation Committee. Mr. Mullen was a member of the Compensation Committee until his retirement from the Board in January 2019. Mr. Scannell was Chair of the Compensation Committee until October 2018, at which time the Board appointed Ms. Crawford as Chair of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2018, no executive officer of the Company served as: (i) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

CURRENT NOMINATING, GOVERNANCE AND RISK COMMITTEE
Members: John A. Fallon, M.D. (Chair), Sally Crawford and Timothy J. Scannell

Roles and Responsibilities

The purpose of the Governance Committee is to, among other functions,

• identify individuals qualified to become Board members,

• recommend that the Board of Directors selects the Director nominees for election at each annual meeting of shareholders,

• periodically review and recommend to the Board of Directors any changes to the Company's Corporate Governance Guidelines, and

• discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

The Board of Directors has determined that each member of the Governance Committee meets the independence requirements promulgated by NASDAQ.

The Governance Committee met five times during 2018 and took action by unanimous written consent two times. The Governance Committee operates under a written charter adopted by the Board of Directors and reviewed by the Governance Committee on an annual basis, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

During 2018, Ms. Crawford, Dr. Fallon, David Lemoine and Timothy J. Scannell served as members of the Governance Committee. Mr. Lemoine was a member of the Governance Committee until October 2018.

As described below in the section entitled “Policies Governing Director Nominations,” the Governance Committee will consider Director nominees recommended by shareholders. For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.insulet.com.

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Policies Governing Director Nominations

MAJORITY VOTING POLICY FOR UNCONTESTED DIRECTOR ELECTIONS
The Company’s By-Laws provide for plurality voting in Director elections. In February 2012, the Board of Directors adopted a majority voting policy. Pursuant to the Company’s majority voting policy, in any uncontested election of Directors, any nominee for Director who receives a greater number of “withhold” votes than votes “for” his or her election must, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Governance Committee.

Any resignation tendered pursuant to the majority voting policy shall be effective on the earlier of (i) the date such resignation is accepted by the Board or (ii) the 61st day following the date of the shareholders’ meeting at which the election occurred, unless the Board chooses not to accept such resignation.

The Governance Committee will consider such tendered resignation and, within 30 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Governance Committee will consider all factors deemed relevant by the members of the Governance Committee including, without limitation:

•	the stated and perceived reasons why shareholders withheld votes for election from such Director, in part as reflected in the reports issued by proxy advisory firms,

•	the length of service and qualifications of such Director,

•	the Director’s past and expected future contributions to the Board of Directors and any Committees of the Board on which he or she sits,

•	the overall composition of the Board and the Committees of the Board on which the Director sits,

•	whether acceptance of the Director’s resignation would cause the Company to fail to satisfy any regulatory requirements, and

•	whether acceptance of the resignation is in the best interest of the Company and its shareholders.
The Board will take formal action on the Governance Committee’s recommendation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering the Governance Committee’s recommendation, the Board will consider the information and factors considered by the Governance Committee and such additional information and factors as the Board deems relevant.

Within four business days following the Board’s decision on the Governance Committee’s recommendation, the Company will publicly disclose the Board’s decision in a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

Any Director who is the subject of the evaluation described in this section will not participate in Governance Committee or Board deliberations or recommendations regarding the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Governance Committee are subject to this evaluation process, then the independent Directors on the Board who are not subject to the evaluation will appoint a Board committee amongst themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Governance Committee.
DIRECTOR QUALIFICATIONS
The Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. The Governance Committee must be satisfied that each committee-recommended nominee shall have high personal and professional integrity, demonstrated exceptional ability and judgment, a broad experience base or an area of particular expertise or experience that is important to the long-term success of the Company, a background that is complementary to that of existing Directors so as to provide management and the Board with a diversity and freshness of views, a level of self-confidence and articulateness to participate effectively and cooperatively in Board discussions, the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of Board membership, and the experience and ability to bring informed, thoughtful and well-considered opinions for the benefit of all shareholders to the Board and management.

In addition to these minimum qualifications, the Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that a majority of the Board of Directors shall be “independent,” in accordance with the standards established by NASDAQ, that at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules, that the Audit Committee, the Compensation Committee and the Governance Committee each shall be comprised entirely of independent Directors, and that each member of the Audit Committee is able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Finally, in addition to any other standards the Governance Committee may deem appropriate for the overall structure and composition of the Board of Directors, the Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which the Company operates.

INSULET CORPORATION - 2019 Proxy Statement    15

PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR NOMINEES
The Board of Directors is responsible for approving nominees to the Board. Generally, the Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by members of the Board of Directors, shareholders, or through such other methods as the Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Governance Committee will assess whether the candidates meet all of the minimum qualifications for Director nominees established by the Governance Committee. The Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or other means that the Governance Committee deems helpful in the evaluation process. The Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Governance Committee recommends candidates to the Board of Directors for approval as nominees for election to the Board of Directors. The Governance Committee also recommends candidates to the Board of Directors for appointment to the Committees of the Board of Directors.
PROCEDURES FOR RECOMMENDATION OF DIRECTOR NOMINEES BY SHAREHOLDERS
The Governance Committee will consider Director nominee candidates who are recommended by shareholders of the Company. Shareholders, in submitting recommendations to the Governance Committee for Director nominee candidates, must follow these procedures:

1)
The Governance Committee must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting of Shareholders. All recommendations for nomination must be in writing and include the following:

•	name and address of record of the shareholder,

•
representation that the shareholder is a record holder of the Company’s securities, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b) (2) of the Securities Exchange Act of 1934, as amended,

•
proposed Director candidate's name, age, business and residential addresses, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years,

•
description of the qualifications and background of the proposed Director candidate that address the minimum qualifications and other criteria approved by the Governance Committee from time to time and set forth in the Nominating, Governance and Risk Committee charter, description of all arrangements or understandings between the shareholder and the proposed Director candidate,

•
consent of the proposed Director candidate (i) to be named in the Proxy Statement relating to the Company’s Annual Meeting of Shareholders, and (ii) to serve as a Director if elected at such annual meeting, and

•	other information regarding the proposed Director candidate that is required to be included in a Proxy Statement filed pursuant to SEC rules.

2)	Nominations must be sent to the attention of the Secretary and General Counsel of the Company by U.S. mail, courier or expedited delivery service to:

Insulet Corporation
100 Nagog Park
Acton, Massachusetts 01720
Attn: Secretary and General Counsel

The Secretary and General Counsel of the Company will promptly forward any such nominations to the Governance Committee. As a requirement to being considered for nomination by the Company’s Board of Directors, a candidate must comply with the following minimum procedural requirements:

•	the candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing, and

•	the candidate must complete a detailed questionnaire regarding his or her experience, background and independence.
Once the Governance Committee receives the nomination of a candidate, and the candidate has complied with the minimum procedural requirements set forth above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. These procedures for recommending a Director nominee to the Governance Committee are subject to the applicable provisions of the Company’s By-Laws, as described in the section entitled “Shareholder Proposals.”

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Policy Governing Shareholder Communications with the Board of Directors

The Board of Directors provides every shareholder with the ability to communicate with the Board of Directors as a whole and with individual Directors on the Board of Directors through an established process for shareholder communication as follows:

For shareholder communications directed to the Board of Directors as a whole, shareholders may send such communications to the attention of the Secretary and General Counsel by U.S. mail, courier or expedited delivery service to:

Insulet Corporation
100 Nagog Park
Acton, Massachusetts 01720
Attn: Secretary and General Counsel

For shareholder communications directed to an individual Director in his or her capacity as a member of the Board of Directors, shareholders may send such communications to the attention of the individual Director by U.S. mail, courier or expedited delivery service to:

Insulet Corporation
100 Nagog Park
Acton, Massachusetts 01720
Attn: [Name of the Director]

The Company will forward any such shareholder communication to the Chairman of the Board, or to the Director to whom the communication is addressed, on a periodic basis.

Policy Governing Stock Ownership

The Board of Directors has adopted a policy recommending that all Directors and executive officers own a significant equity interest in the Company’s common stock, subject to a phase-in period. The policy advises that Directors should own Company common stock with a value at least equal to three times their annual retainer. The policy recommends that the CEO owns Company common stock with a value at least equal to three times her base salary, and that the other executives own Company common stock with a value at least equal to their base salaries. Subject to the phase-in requirements, all of the Directors and executive officers are in compliance with this policy. Further information regarding this policy can be found in the Compensation Discussion and Analysis portion of this Proxy Statement.

Policy Banning Hedging and Pledging

The Board of Directors has adopted Insider Trading Procedures which prohibit Directors and officers from:

•	engaging in any short sales of the Company’s securities,

•	buying or selling puts, calls or other derivative securities relating to any of the Company’s securities,

•	holding any Company securities on margin or collateralizing any brokerage account with any Company securities, or

•	pledging any Company securities as collateral for any loan, unless such transaction has been specifically pre-approved by the Compensation Committee.
Policy for Recoupment of Incentive Compensation

The Board of Directors has adopted a policy that provides that if the Company is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement, and (ii) misconduct of any executive officer of the Company (a “Covered Officer”), then the Compensation Committee may require any Covered Officer to repay to the Company that part of the cash bonus and long-term equity incentive compensation (“Incentive Compensation”) received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such Covered Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statements.

The Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much compensation to recoup from any individual Covered Officer (which need not be the same amount or proportion for every Covered Officer), including any determination by the Compensation Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped shall be determined by the Compensation Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Compensation Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested restricted stock units and/or cash repayment.

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Evaluation Program of the Board of Directors and its Committees

In order to maintain the Company’s governance standards, the Board of Directors, and each committee thereof, is required to undertake annually a formal self-evaluation process. As part of this process, the members of the Board of Directors, and each committee thereof, evaluate a number of competencies, including, but not limited to, its structure, roles, processes, composition, development, dynamics, effectiveness and involvement.

Policy Regarding Changes in Position

The Board has adopted a policy that requires Directors to notify the Governance Committee of any change in employment, election as a director of another company, assignment to the audit committee of another company or cessation of service as a director of another company. Upon notification to the Governance Committee, the Governance Committee and the Board will take such action as each deems necessary in connection with such changes in an effort to maintain a Board that consists of members whose present and past business experience, qualifications, attributes and skills satisfy the qualifications for Directors as determined by the Governance Committee.

Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, that applies to all of the Company’s Directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available in the Investor Relations section of the Company’s website at http://www.insulet.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon a request directed to: Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attention: Secretary and General

Counsel. The Company intends to disclose any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website at http://www.insulet.com.

For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.insulet.com.

Related Party Transactions

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS
In accordance with its written charter, the Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all related party transactions.

The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.
TRANSACTIONS WITH RELATED PERSONS
There were no related party transactions in the fiscal year ended December 31, 2018.

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Security Ownership of Certain Beneficial Owners and Management
The following table and accompanying notes provide information about the beneficial ownership of Insulet common stock by: (i) each shareholder known by us to be the beneficial owner of more than 5% of Insulet common stock, (ii) each of our NEOs (listed in the Summary Compensation Table), (iii) each of our Directors and nominees for Director, and (iv) all of our Directors and executive officers as a group. Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of Insulet common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is based upon 59,658,875 shares of the Company’s common stock outstanding as of April 5, 2019.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage
Named Executive Officers (ownership as of April 5, 2019)%
Patrick J. Sullivan(2)	1,364,092	2.3%
Charles Alpuche(3)	90,946	*
Michael L. Levitz(4)	95,733	*
Shacey Petrovic(5)	218,986	*
Bret Christensen(6)	18,462	*
Directors (as of April 5, 2019)
Sally Crawford(7)	55,090	*
John A. Fallon, M.D.(8)	39,090	*
Jessica Hopfield, Ph.D.(9)	35,170	*
David Lemoine(10)	27,596	*
Michael R. Minogue(11)	5,884	*
Corinne H. Nevinny(12)	—	*
Timothy J. Scannell(13)	39,091	*
All Directors and executive officers as a group (16 persons)(14)	2,061,794	3.5%
More Than 5% Holders (ownership as of December 31, 2018)%
Capital Research Global Investors(15)	4,290,819	7.2%
FMR LLC(16)	8,874,062	15.0%
PRIMECAP Management Company(17)	4,876,258	8.25%
SMALLCAP World Fund, Inc.(18)	3,757,400	6.30%
The Vanguard Group, Inc.(19)	5,189,152	8.78%
Wellington Management Group LLP(20)	8,192,155	13.87%

*	Represents less than 1% of the outstanding shares of the Company’s common stock.

(1)	Unless otherwise indicated, the address of each shareholder is c/o Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720.

(2)
Includes 1,124,018 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019, and 0 shares of the Company’s common stock issuable upon settlement of restricted stock units and/or performance share units that will vest within 60 days of April 5, 2019.

(3)
Includes 61,989 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019, and 0 shares of the Company’s common stock issuable upon settlement of restricted stock units and/or performance share units that will vest within 60 days of April 5, 2019.

(4)
Includes 43,931 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019, and 0 shares of the Company’s common stock issuable upon settlement of restricted stock units and/or performance share units that will vest within 60 days of April 5, 2019.

(5)
Includes 145,923 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019, and 0 shares of the Company’s common stock issuable upon settlement of restricted stock units and/or performance share units that will vest within 60 days of April 5, 2019.

(6)
Includes 13,099 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019,and 2,335 shares of the Company’s common stock issuable upon settlement of restricted stock units and/or performance share units that will vest within 60 days of April 5, 2019.

(7)
Includes 28,347 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019, and 2,185 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 5, 2019.

(8)
Includes 27,347 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019, and 2,185 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 5, 2019.

(9)
Includes 16,450 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019, and 2,185 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 5, 2019.

(10)
Includes 17,574 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019, and 2,185 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 5, 2019.

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(11)
Includes 2,113 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019, and 2,185 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 5, 2019.

(12)
Ms. Nevinny was appointed to the Board in January, 2019. She does not have any shares of the Company’s common stock issuable upon the exercise of options exercisable or the settlement of restricted stock units within 60 days of April 5, 2019.

(13)
Includes 18,267 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019, and 2,185 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 5, 2019.

(14)
Includes an aggregate of 1,545,293 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019, and an aggregate of 15,445 shares of the Company’s common stock issuable upon settlement of restricted stock units and/or performance share units that will vest within 60 days of April 5, 2019. Includes beneficial ownership of Messrs. Sullivan and Levitz, who previously ceased serving as executive officers. See also notes (2) - (13) above.

(15)
Information regarding Capital Research Global Investors is based solely upon Amendment No. 3 to Schedule 13G filed by Capital Research Global Investors with the SEC on February 14, 2019. Amendment No. 3 to Schedule 13G provides that as of December 31, 2018, Capital Research Global Investors has sole voting power with respect to 4,290,819 shares of the Company’s common stock and no shared voting power and sole dispositive power with respect to 4,290,819 shares of the Company’s common stock and no shared dispositive power. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(16)
Information regarding FMR LLC and Abigail P. Johnson is based solely upon Amendment No. 3 to Schedule 13G jointly filed by FMR LLC and Abigail P. Johnson (collectively, “Fidelity”) with the Securities and Exchange Commission on February 13, 2019. Amendment No. 3 to Schedule 13G provides that as of December 31, 2018, Fidelity, together with certain of its subsidiaries and affiliates, is the beneficial owner of 8,874,062 shares of the Company’s Common Stock. Members of the Johnson family, including Abigail P. Johnson, Director, Chairman, and Chief Executive Officer of FMR, LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Amendment No. 3 to Schedule 13G provides that as of December 31, 2018, FMR LLC and Abigail P. Johnson have sole voting power with respect to 1,697,015 shares of the Company’s common stock and no shared voting power and sole dispositive power with respect to 8,874,062 shares of the Company’s common stock and no shared dispositive power. Neither FMR LLC, nor Abigail P. Johnson, has the sole power to vote or direct the voting of the shares owned directly by the various Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. The address of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

(17)
Information regarding PRIMECAP Management Company is based solely upon Amendment No. 4 to Schedule 13G filed by PRIMECAP Management Company with the SEC on February 8, 2019. Amendment No. 4 to Schedule 13G provides that as of December 31, 2018, PRIMECAP Management Company has sole voting power with respect to 4,547,263 shares of the Company’s common stock and no shared voting power and sole dispositive power with respect to 4,876,258 shares of the Company’s common stock and no shared dispositive power. The address for PRIMECAP Management Company is 177 E. Colorado Boulevard, 11th Floor, Pasadena, CA 91105.

(18)
Information regarding SMALLCAP World Fund, Inc. is based solely upon Schedule 13G filed by SMALLCAP World Fund, Inc. with the SEC on February 14, 2019. Schedule 13G provides that as of December 31, 2018, SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research Management Company "(CRMC"), is the beneficial owner of 3,757,400 shares of the Company’s common stock. SMALLCAP World Fund, Inc. may vote shares of the fund under certain circumstances and has no sole or shared voting power and no sole or shared dispositive power with respect to the shares of the Company’s common stock. SMALLCAP World Fund, Inc.'s beneficial ownership of 3,757,400 shares of the Company's common stock may also be reflected in the a filing made by Capital Research Global Investors, Capital International Investors, and/or Capital World Investors. The address for SMALLCAP World Fund, Inc. is 6455 Irvine Center Drive, Irvine, CA 92618-4518.

(19)
Information regarding The Vanguard Group, Inc. is based solely upon Amendment No. 6 to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 12, 2019. Amendment No. 6 to Schedule 13G provides that as of December 31, 2018, The Vanguard Group, Inc. has sole voting power with respect to 32,068 shares of the Company’s common stock and shared voting power with respect to 8,844 shares of the Company’s common stock and sole dispositive power with respect to 5,153,709 shares of the Company’s common stock and shared dispositive power with respect to 35,443 shares of the Company’s common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(20)
Information regarding Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is based solely upon Amendment No. 9 to Schedule 13G jointly filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, “Wellington Management”) with the SEC on February 12, 2019. Amendment No. 9 to Schedule 13G provides that as of December 31, 2018, Wellington Management, together with certain of its subsidiaries and affiliates, is the beneficial owner of 8,192,155 shares of the Company’s common stock. Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP are investment advisors. Amendment No. 9 to Schedule 13G provides that as of December 31, 2018, Wellington Management Group LLP has no sole voting power and shared voting power with respect to 5,381,936 shares of the Company’s common stock and no sole dispositive power and shared dispositive power with respect to 8,192,155 shares of the Company’s common stock; Wellington Group Holdings LLP has no sole voting power and shared voting power with respect to 5,381,936 shares of the Company’s common stock and no sole dispositive power and shared dispositive power with respect to 8,192,155 shares of the Company’s common stock; Wellington Investment Advisors Holdings LLP has no sole voting power and shared voting power with respect to 5,381,936 shares of the Company’s common stock and no sole dispositive power and shared dispositive power with respect to 8,192,155 shares of the Company’s common stock; and Wellington Management Company LLP has no sole voting power and shared voting power with respect to 5,325,267 shares of the Company’s common stock and no sole dispositive power and shared dispositive power with respect to 7,892,694 shares of the Company’s common stock. The address of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it from January 1, 2018 to the present, the Company believes that no Reporting Person filed a late report during the most recent fiscal year.

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Compensation Discussion and Analysis

Introduction

For purposes of the following Compensation Discussion and Analysis (“CD&A”) and executive compensation disclosures, the individuals listed below are referred to collectively as our “named executive officers” or "NEOs." They are our Chairman and Chief Executive Officer, our Senior Vice President, Chief Financial Officer and Treasurer, and our three other most highly compensated executive officers, based on fiscal 2018 compensation.
NAMED EXECUTIVE OFFICERS

Patrick J. Sullivan	Chairman and Chief Executive Officer(1)
Michael L. Levitz	Senior Vice President, Treasurer and Chief Financial Officer(2)
Shacey Petrovic	President and Chief Operating Officer(3)
Charles Alpuche	Executive Vice President and Chief Operations Officer
Bret Christensen	Senior Vice President and Chief Commercial Officer
(1) Mr. Sullivan retired from the Company, effective December 31, 2018, the last day of our 2018 fiscal year.
(2) Mr. Levitz retired as an executive officer as of March 1, 2019.
(3) Ms. Petrovic was promoted to President and Chief Executive Officer as of January 1, 2019.
Executive Summary

The Compensation Committee of our Board of Directors (the “Committee”) has adopted an integrated executive compensation program that is intended to align our named executive officers’ interests with those of our shareholders and to promote the creation of shareholder value without encouraging excessive or unnecessary risk-taking. Additionally, the Committee has tied a majority of our named executive officers’ compensation to a number of key performance measures that contribute to or reflect shareholder value. Specifically, in addition to a base salary, our named executive officers’ compensation package includes an annual incentive cash compensation program that is (i) tied to the Company’s attainment of objective pre-established financial performance metrics, and (ii) long-term equity awards consisting of stock options, restricted stock units, and performance units tied to financial metrics over a three-year performance period. The Committee believes the executive compensation program has played a significant role in our ability to attract, motivate and retain an experienced, successful executive team.
FISCAL 2018 BUSINESS HIGHLIGHTS
We are primarily engaged in the development, manufacturing and sale of our proprietary Omnipod® Insulin Management System (the “Omnipod System”), an innovative, discreet and easy-to-use continuous insulin delivery system for people with diabetes. The Omnipod System features a small, lightweight, self-adhesive disposable tubeless Omnipod device (“Pod”), which is worn on the body for approximately three days at a time, and its wireless companion, the handheld Personal Diabetes Manager (“PDM”). Conventional tubed insulin pumps require people with insulin-dependent diabetes to learn to use, manage and wear a number of cumbersome components, including up to 42 inches of tubing. In contrast, the Omnipod System features only two discreet, easy-to-use devices that eliminate the need for a bulky pump and tubing, provides for virtually pain-free automated cannula insertion and communicates wirelessly. We believe that the Omnipod System’s unique proprietary design and features allow people with insulin-dependent diabetes to manage their diabetes with unprecedented freedom, comfort, convenience, and ease.

We believe that fiscal 2018 was a transformative year for Insulet, with the Company delivering its third consecutive year of over twenty percent (20%) revenue growth, improving gross margin from the mid-40’s a few years ago to the mid-60’s now, and achieving both operating income and net income for the first year in the Company’s almost 20-year history. In addition, during 2018, the Company executed on its CEO succession plan when it announced the retirement of Mr. Sullivan, effective as of the close of business on December 31, 2018 (the last day of our 2018 fiscal year), and the appointment of Ms. Petrovic as President and Chief Executive Officer, effective January 1, 2019 (the first day of our 2019 fiscal year). During fiscal 2018, we achieved a number of other significant milestones in our Company’s business, including:

•Significantly expanded market access to become one of the most covered insulin pumps in the United States. In January, 2018, the Centers for Medicare & Medicaid Services (“CMS”) issued guidance clarifying that Medicare Part D Plan Sponsors may provide coverage for the Omnipod System under the Medicare Part D (prescription drug) program. Securing this coverage has provided us with a direct pathway to secure Medicaid state coverage and, by the end of 2018, we successfully secured Omnipod coverage for approximately one-third of all Medicare lives and almost half of all Medicaid lives. Together with the in-network coverage we secured for Omnipod, we have expanded access to approximately forty percent (40%) more of the U.S. Type 1 diabetes market that we did not have access to previously. In

INSULET CORPORATION - 2019 Proxy Statement    21

addition, we began securing broad coverage for our next-generation Omnipod DASH™ System, primarily through the pharmacy channel.

•Expanded our global footprint. On July 1, 2018, we assumed all commercial activities (including, among other things, distribution, sales, marketing, training and support) of our Omnipod System across Europe. We are now better able to serve our large and growing European customer base and gain market insights to help inform our innovation pathway and global expansion opportunities.

•Moved Omnipod to a mobile platform. In June 2018, we received clearance from the U.S. Food and Drug Administration (“FDA”) for commercial distribution of our Omnipod DASH™ Insulin Management System, which is our next-generation system featuring a secured Bluetooth Low Energy enabled Pod and PDM with a touch screen color user interface supported by smartphone connectivity. Following FDA clearance, we commenced a limited commercial release of the product in the United States. In addition, Omnipod DASH™ became the only DTSec and ISO 27001 certified insulin pump for cyber and information security and safety.

•Established U.S. manufacturing. By the end of 2018, we substantially completed the construction of our sophisticated, state-of-the-art, highly-automated manufacturing facility in Acton, Massachusetts, with planned production out of the facility beginning in the first half of 2019. This U.S. facility is also the site of our new corporate headquarters.

In fiscal 2018, revenue increased 22% over 2017 and full year gross margin increased 590 basis points to 65.7%. In addition, as noted above, for the first time in our Company’s history, we achieved both operating income and net income, delivering operating income of $27.4M and net income of $3.3M, or $0.05 per diluted share.

As a result of our strong financial results for fiscal 2018, the annual incentive plan (“AIP”) funding level for payouts under the 2018 AIP to our named executive officers (before individual adjustments) was established at a performance level of 110%.

We continue to deliver significant long-term value for our shareholders, with fiscal 2018 representing another year of above-market share price performance. The following chart lists our 1-year, 3-year and 5-year total shareholder return as compared to the Russell 3000 and NASDAQ Health Care indexes.

	1-year	3-year	5-year
Insulet Corporation	14.96%	28.01%	16.41%
Russell 3000	-6.99%	6.87%	5.84%
NASDAQ Health Care	-4.17%	-1.15%	5.80%
Returns are as of the trailing 1-year, 3-year and 5-year periods ending December 31, 2018.

POLICIES AND PRACTICES TO SUPPORT EFFECTIVE GOVERNANCE
The Company is committed to effective compensation governance. The following aspects of the Company’s compensation program reinforce that commitment:

What We Do	What We Don’t Do
✓ Solicit shareholder feedback on our programs	✗ No employment agreements beginning in 2019
✓ Use performance-contingent equity	✗ No excise tax gross up provisions
✓ Set robust stock ownership guidelines	✗ No defined pension benefit programs
✓ Have “double trigger” change-in-control benefits	✗ No material executive perquisites
✓ Maintain a policy on clawbacks	✗ No cash severance in excess of 2x salary and bonus
✓ Include caps on annual incentive payments	✗ No hedging or pledging of Company securities
✓ Use multiple financial and strategic measures to determine incentive payouts
✓ Engage independent advisors
✓ Conduct an annual risk assessment

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Executive Compensation Philosophy

The Committee believes that our executive compensation strategy and philosophy are directly aligned with our goal of delivering consistent growth in shareholder value. In furtherance of that goal, we have designed our compensation programs with the following core beliefs:
•Exceptional talent is needed to realize significant market opportunity and to drive long-term sustainable growth,

•High-caliber talent has a profound impact on business results,

•Highly competitive compensation is needed to attract and retain proven talent, and

•A significant emphasis should be placed on pay-for-performance, utilizing performance-based variable compensation programs.

The Company has adopted compensation programs that are designed to attract, motivate and retain the exceptional talent necessary to achieve our long-term strategic objectives. Because we consider “pay-for-performance” as an over-arching design principle across our compensation programs, the majority of compensation payable to our named executive officers is performance-based.
When establishing compensation for our named executive officers, we strive to set overall target total direct compensation at a competitive level by comparing like roles with peer companies. Individual named executive officers may be compensated above or below the median of the market based on factors such as experience, performance, scope of position, internal equity, and the competitive demand for proven talent. Our programs are also designed to provide the necessary flexibility to address individual circumstances that may arise during the executive recruiting process.
Advisory "Say-on-Pay" Vote

Each year, the Company holds an annual “say-on-pay” vote. At our 2018 Annual Meeting of Shareholders, we presented our shareholders with a proposal to approve on an advisory basis, the compensation of our named executive officers as disclosed in our 2018 proxy statement. Approximately 93% of the shares voted on this proposal were cast in support of our 2018 executive compensation program. While the Committee viewed the results of the “say-on-pay” vote as broad shareholder support for our executive compensation programs, the Committee will continue to consider the results of shareholder advisory votes on executive compensation when making future decisions relating to our executive compensation programs and compensation for named executive officers.

During fiscal 2018, as in prior years, we conducted significant shareholder outreach by offering or engaging in discussions with investors representing approximately sixty-six percent (66%) of our shares outstanding. In early 2018, we reached out to our twenty (20) largest non-affiliate shareholders and offered them the opportunity to discuss with us, amongst other topics, our executive compensation programs. While several either did not respond or responded that they had no concerns with our compensation practices, a majority of these largest shareholders discussed our compensation programs with our President and Chief Operating Officer, Executive Vice President, Human Resources and Organizational Development and Vice President, Investor Relations. The Company received positive feedback regarding the development of our compensation programs, with support for the evolution of our incentive plans, and strong support for our focus on top-line growth and the three-year performance period in our performance unit awards issued as part of our long-term incentive plan.
2018 Compensation Elements and Decisions

When setting compensation for named executive officers, the Committee focuses on target total direct compensation. Total direct compensation includes three major components, base salary, annual incentive compensation and long-term equity awards, all of which are designed to work together to drive a complementary set of behaviors and outcomes.

Base Salary. Base salary is intended to provide a fixed compensation amount to each named executive officer related to the performance of core job responsibilities. Base salary reflects the market value of the named executive officer’s role, with differentiation for individual capability and experience.

Annual Incentive Compensation. Annual incentive compensation in the form of a market-competitive, performance-based cash bonus, is designed to focus our named executive officers on pre-set financial and strategic objectives each year and drive specific behaviors that foster short- and long-term growth and shareholder value.

Long-Term Equity Incentive Awards. Long-term incentive compensation generally consists of grants of stock options, restricted stock units and performance units. The Committee designs our long-term incentive compensation awards to align the interests of named executive officers with the interests of our shareholders in long-term growth, reward executives for shareholder value creation, recognize executives for their contributions to the Company and promote retention.

In addition to receiving direct compensation, named executive officers also participate in various employee benefit programs, as described in the section entitled “Other Benefits” of this CD&A.

The charts below illustrate, for fiscal 2018, the distribution of value among the three elements of direct compensation - base salary, target annual incentive awards and long-term equity incentives - for our CEO and, on average, for the other named executive officers. The long-term equity incentive component reflects the fiscal 2018 annual equity award and is based on the dollar value awarded by the Committee before conversion to the various forms of equity awards (see the section entitled “Long-Term Incentive Compensation” of this CD&A). Of target total direct compensation, 88% of our CEO’s and, on average, 78% of our other NEOs’ compensation was variable, either because it was subject to performance goals, the fluctuations of stock price, or both.

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* For purposes of this chart, “Long-Term Equity Incentives” includes stock options, restricted stock units and performance units based on grant date fair value of such awards.

2018 COMPENSATION DECISIONS
BASE SALARY
Base salary, which represented only 12.5% of our CEO’s target total direct compensation and, on average, 22% of target total direct compensation of our other named executive officers, is reviewed on an annual basis relative to competitive benchmarking, position scope, performance, and contributions for the prior year. For fiscal 2018, the Committee reviewed the base salaries payable to our named executive officers with consideration of market positioning as well as individual performance. For Messrs. Sullivan, Levitz and Alpuche, and Ms. Petrovic, the Committee determined that a merit increase based on their individual performance was appropriate. For Mr. Levitz, the Committee determined that a market adjustment was appropriate after its review of compensation benchmarking, competitive positioning and his performance. For Mr. Alpuche, the Committee determined that a market adjustment was appropriate as a result of his recent promotion to Executive Vice President, Chief Operations Officer, and assumption of additional responsibilities in that role. For Mr. Christensen, who was hired in 2017, the Committee determined that a salary increase was not needed, however, the Committee did approve a one-time lump sum payment of $25,000 to him in light of his strong performance during the year.

The Committee approved the following base salaries for fiscal 2018 for our named executive officers:

Executive Officer	2017 Base Salary	2018 Base Salary	Merit Increase	Market Adjustment	Total Increase
Patrick J. Sullivan	$725,000	$750,000	3%	N/A	3%
Michael L. Levitz	$386,000	$405,000	3%	2%	5%
Shacey Petrovic	$550,000	$575,000	5%	N/A	5%
Charles Alpuche	$400,000	$450,000	3%	10%	13%
Bret Christensen	$415,000	$415,000	—%	N/A	—%
Annual Incentive Compensation
Annual incentive compensation supports the Committee’s pay-for-performance philosophy and aligns individual goals with Company goals. Under our annual incentive plan ("AIP"), named executive officers are eligible for cash awards based on the Company’s attainment of pre-established performance metrics. The Committee, with input from its independent compensation consultant, structured the 2018 AIP as follows:

•	The Committee initially established the plan design for our 2018 AIP, which included both a financial component and an individual component.

•
At the beginning of the fiscal year, and with respect to the financial component of the 2018 AIP, the Committee established performance measures and goals, which included the financial metrics being assessed, performance targets for each metric, including the minimum performance level required for any payout to be made as well as threshold performance requirements to earn a threshold award (50% of target) and maximum performance requirements to earn a maximum award (200% of target).

•
Also at the beginning of the fiscal year, the Committee established the individual target awards for each named executive officer, expressed as a percentage of base salary in an amount determined by the Committee to be aligned with competitive market and internal equity considerations. At this time, the Committee also reviewed and approved individual goals for each named executive officer, which would form the basis for any determination for the individual component of the award. These individual goals directly correlated to the Company’s strategic objectives.

•
After the close of the fiscal year, the Committee received a report from management regarding Company performance against the pre-established financial performance goals, each named executive officer’s performance (other than the Chief Executive Officer) relative to their individual goals established at the beginning of the year, and a recommendation as to an

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appropriate payout amount. The Committee then reviewed the Company’s financial performance against each goal, taking into consideration management’s recommendations, as well as the individual performance for each named executive officer
(other than the Chief Executive Officer) based on attainment of their individual goals, and issued final awards.

2018 AIP Targets. The fiscal 2018 AIP targets for our named executive officers, which is a percentage of their base salary, were established by the Committee as follows:

Executive Officer	2018 AIP Target
Patrick J. Sullivan	100%
Michael L. Levitz	60%
Shacey Petrovic	90%
Charles Alpuche	70%
Bret Christensen	70%

2018 Performance Metrics. The Committee established 2018 AIP performance metrics based on key components of our 2018 annual budget and after consideration of representative measures of overall corporate performance during the year. After considering various plan design alternatives, the Committee approved the use of Revenue and Adjusted EBIT, with seventy-five percent (75%) of the award based on Revenue and twenty-five percent (25%) of the award based on Adjusted EBIT. The Committee selected these metrics because they were consistent with our strategic objectives of top-line growth and achieving profitability.

For purposes of the 2018 AIP, Revenue and Adjusted EBIT were defined as follows:

•	Revenue - annual revenue as reported in the Company’s publicly-filed financial statements.

•	Adjusted EBIT - annual operating profit as reported in the

Company’s publicly-filed financial statements adjusted to
exclude: (i) the impact of mergers and acquisitions; (ii) significant and/or extraordinary items that are not indicative of our core operating performance that are separately stated on our financial statements; (iii) items identified as non-GAAP in the Company’s quarterly earnings announcements; and (iv) other discrete items as necessary that may result in an unintended gain or loss under the AIP.

2018 Performance Targets and AIP Pool Funding. In addition to setting the performance metrics at the beginning of the fiscal year, the Committee established threshold, target and maximum performance requirements for each performance metric. The Committee also determined that the payout applicable to the Revenue metric would be capped at one hundred seventy-five percent (175%) if Adjusted EBIT did not attain at least threshold performance. For fiscal 2018, the Committee established the threshold and maximum performance requirements as follows:

Performance Metric	50% Threshold (as Percentage of Target Performance)	200% Maximum (as Percentage of Target Performance)
Revenue	94%	108%
Adjusted EBIT	82%	150%

The following table summarizes the performance metrics, weightings, targets, actual results and the financial payout factors for the 2018 AIP.

Performance Metric	Weighting	FY18 Performance Target	Actual Performance Result	Payout %	FY18 Weighted Payout Factor
Revenue	75%	$577.6M	$563.8M	80%	60%
Adjusted EBIT	25%	$19.9M	$40M*	200%	50%
Payout as a percentage of target					110%
* Pursuant to the definitions described above, the amount listed in the “Actual Performance Result” column for Adjusted EBIT reflects a positive adjustment of $12.6M from the GAAP reported operating income amount of $27.4M due to the Retirement Agreement entered into with Mr. Sullivan (see the section entitled “Retirement Agreement with Mr. Sullivan” of this CD&A).

In determining the actual amount of the 2018 AIP incentive bonus for the named executive officers, the Committee began by multiplying each named executive officer’s target award by the FY18 Weighted Payout Factor of 110% described in the above table. The Committee then reviewed the performance of each named executive officer during fiscal 2018, taking into consideration the President and Chief Operating Officer’s recommendations with respect to executive officers other than the President and Chief Operating Officer and the Chief Executive Officer. The performance assessments resulted in adjustments to each named executive officer’s funded bonus by a maximum of +/- twenty-five percent (25%). With respect to Ms. Petrovic, the Committee reviewed her performance with the assistance of the Committee’s independent compensation consultant and based on feedback obtained from the Board. With respect to Mr.

Sullivan, the Committee did not make a separate determination on his individual performance, but rather awarded a 2018 bonus payout based on the terms of his retirement agreement (see the section entitled “Retirement Agreement with Mr. Sullivan” of this CD&A). For Mr. Levitz, the Committee considered his performance in building out infrastructure and systems to support our Acton manufacturing facility and move to direct operations in Europe, his work relative to changes in accounting treatment required by ASC 606, and his efforts in achieving positive EBIT targets. For Ms. Petrovic, the Committee considered her strong performance in launching the DASH product, her efforts to stand-up our European business, and her development in implementing and streamlining an organizational plan to achieve our long-term strategic

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imperatives. For Mr. Alpuche, the Committee considered his performance in completing the build-out of our Acton manufacturing site, his efforts in reducing the cost per pod and his work on improving quality of product, both from a component and finished product perspective. For Mr. Christensen, the Committee considered his strong performance in launching the DASH product, his efforts in building out the pharmacy channel and his achievement on new patient starts and efficiencies in “cost to serve” our customers.
The table below lists the 2018 AIP incentive bonus that the Committee awarded to each named executive officer for fiscal 2018 after giving effect to these positive or negative individual adjustments.

Executive Officer	2018 AIP Payout
Patrick J. Sullivan	$825,000
Michael L. Levitz	$248,653
Shacey Petrovic	$626,175
Charles Alpuche	$394,853
Bret Christensen	$364,142
Long-Term Incentive Compensation
The Committee uses long-term incentive compensation in the form of equity awards to deliver competitive compensation that recognizes executives for their contributions to the Company and aligns the interests of named executive officers with shareholders by focusing them on long-term growth and stock performance. In addition, the Company maintains a stock ownership policy that requires all of our named executive officers to hold at least one-half of the shares received upon the vesting or exercise of Company equity awards until their applicable share ownership requirement is met.

The Committee views long-term incentives as a significant element of total remuneration at the executive level and a crucial component of the Company’s “total rewards” compensation package. Accordingly, during fiscal 2018 the Committee reviewed the Company’s long-term incentive structure when designing the Company’s 2018 annual equity award, with input from its independent compensation consultant. Based on this evaluation, the Committee determined that the long-term incentive vehicles of stock options, restricted stock units and performance units continued to serve the Company well. With respect to the allocation of the total award value amongst the various long-term incentive vehicles, the Committee considered that, for fiscal 2017, it had not adopted a set allocation methodology for all named executive officers, but rather determined the allocation of value amongst long-term incentive vehicles independently for each named executive officer based on their role and responsibilities. In reviewing this practice for fiscal 2018, the Committee determined that it would be appropriate to adjust the allocation for the Chief Executive Officer and President and Chief Operating Officer to weight more heavily performance-based awards to further align their interests with those of shareholders. For the fiscal 2018 annual equity award, the Committee increased the allocation of value to performance units from 50% for the Chief Executive Officer and 40% for the President and Chief Operating Officer to 60% for both of these named executive officers. Accordingly, the total award value to the Chief Executive Officer and the President and Chief Operating Officer for the Company’s 2018 annual equity award was allocated between the long-term incentive vehicles as follows:

•	60% of the award value was allocated to performance units, with performance-based vesting over a three-year period based on revenue and gross profit,

•
20% of the award value was allocated to stock options that vest twenty-five percent (25%) on the first anniversary of the grant date and quarterly thereafter (such that full vesting is attained on the fourth anniversary of the grant date), and

•	20% of the award value was allocated to restricted stock units with a three-year ratable vesting period.

The Committee considered the allocation methodology for the other named executive officers and determined that it would review their allocation in future years. For the fiscal 2018 annual equity award, the total award value was allocated between the long-term incentive vehicles as follows: with respect to Mr. Levitz, 25% in performance units, 37.5% in stock options and 37.5% in restricted stock units; with respect to Mr. Alpuche, 43% in performance units, 28.5% in stock options and 28.5% in restricted stock units; and, with respect to Mr. Christensen, 22% in performance units, 39% in stock options and 39% in restricted units. The Committee considered these allocations appropriate, as performance-orientation is reflected in stock options (which only have value to the extent the Company’s stock price increases from the stock price on the grant date), while grants to restricted stock units allow the program to support retention throughout a full business cycle.

As discussed in our 2018 proxy statement, in direct response to shareholder feedback, for fiscal 2017, the Committee adopted a three-year performance period for 2017 performance unit awards and expanded the performance criteria to include both revenue and gross profit. The Committee noted its plans to continue reviewing the appropriateness of other metrics, over time, and expect that these will evolve with future changes in business strategy. For fiscal 2018, the Committee conducted such a review and determined that the expanded performance criteria of both revenue and gross profit was appropriate and consistent with the Company’s strategic goals of driving top-line growth and attaining profitability. Additionally, the Committee determined that the continued use of a three-year performance period remained appropriate. Accordingly, the fiscal 2018 performance unit award performance factor is determined as follows:

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Three-Year (2018-2020) Cumulative Revenue* (Weighted 85%)	Performance as a Percentage of Revenue Target	Payout Factor**
Maximum	110%	200%
Target	100%	100%
Threshold	90%	50%
Below Threshold	Less than 90%	0%

Three-Year (2018-2020) Cumulative Gross Profit* (Weighted 15%)	Performance as a Percentage of Gross Profit Target	Payout Factor**
Maximum	114%	200%
Target	100%	100%
Threshold	89%	50%
Below Threshold	Less than 89%	0%
* The three-year cumulative adjusted revenue and gross profit goals were based upon our strategic plan and were set at a level consistent with and necessary to achieve the Company’s strategic goals of enhanced top-line growth and profitability. Target and result amounts shall be adjusted to exclude the effects of any mergers, acquisitions or divestitures occurring between the date of grant and December 31, 2020.

** The payout factor is prorated on a straight-line basis (i.e., by linear interpolation) for performance that falls between the performance targets set forth in the table above. In addition, the payout factor cannot exceed 200% under any circumstances.

When setting long-term incentive compensation for named executive officers, the Committee employed the process described in the section entitled “Compensation Decision-Making Process” of this CD&A. After the Committee established a dollar value for each named executive officer’s fiscal 2018 annual equity award, that dollar value was then allocated between stock options, restricted stock units and performance units, with the exact number of restricted stock units and performance units being calculated based on the closing price of a Company share on the grant date and the exact number of stock options based on such closing price and the applicable Black-Scholes ratio. The dollar value allocated to performance units represents the target value of such award.

The table below lists the total dollar value awarded by the Committee to each named executive officer as the 2018 annual equity award.

Executive Officer	2018 Annual Equity Award Value*
Patrick J. Sullivan	$4,500,000
Michael L. Levitz	$800,000
Shacey Petrovic	$2,500,000
Charles Alpuche	$1,750,000
Bret Christensen	$900,000
* The amounts in the table above differ slightly from the grant date fair value of the awards reported in the Grants of Plan-Based Awards Table. The amounts in the above table are the dollar amounts awarded by the Committee, while the grant date fair value of each award reported in the Grants of Plan-Based Awards Table is the award value for accounting purposes. The award value for accounting purposes for stock options is calculated by application of the Black-Scholes option pricing model.
Succession Planning
As discussed in the section entitled “Succession Planning” within the "Governance of the Company" section of this proxy statement, during fiscal 2018 we executed on our executive succession planning and named Ms. Petrovic as President and Chief Executive Officer, effective the first day of our 2019 fiscal year, which was January 1, 2019. As part of the succession planning process, the Committee considered the compensation payable to Ms. Petrovic upon her appointment as President and Chief Executive Officer by following the process outlined in the section entitled “Compensation Decision-Making Process” of this CD&A. Accordingly, effective January 1, 2019, the Committee set Ms. Petrovic’s compensation as follows: $675,000 base salary, 100% AIP bonus opportunity, and $3,500,000 annual equity award value (which would be allocated 60% as performance units, 20% as restricted stock units and 20% as stock options). In addition, the Committee determined it appropriate to award Ms. Petrovic a promotional equity award valued at $500,000 (which would be delivered 100% as restricted units), with a fiscal 2019 grant date that aligned with the effective date of her appointment as President and Chief Executive Officer (i.e., January 1, 2019). The Committee believes Ms. Petrovic's target total direct compensation is positioned within a reasonable market range for her role as President and Chief Executive Officer.

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Other Benefits
All full-time employees, including our named executive officers, may participate in our employee benefit programs, including our employee stock purchase plan, retirement plan and health and welfare benefits.
Employee Stock Purchase Plan. We maintain a broad-based employee stock purchase plan, the Insulet Corporation Employee Stock Purchase Plan (“ESPP”), which provides eligible employees, including our named executive officers, with the opportunity to purchase Company shares. We believe that providing an employee stock purchase plan is consistent with our philosophy that compensation should align the interests of executive officers and shareholders and promote a long-term shareholder perspective. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (“Code”), and provides that eligible employees may make contributions through payroll deductions of up to ten percent (10%) of eligible compensation, which are used to purchase shares of stock at the end of each offering period. A participant’s right to purchase shares under the ESPP may not accrue at a rate that exceeds $25,000 of the fair market value of our common stock for each calendar year. The purchase price per share in any offering period will be eighty-five percent (85%) of the lower of the fair market value of the common stock on the first day or the last day of the applicable offering period. All of our named executive officers participated in the ESPP during fiscal 2018.

401(k) Plan. The Company maintains the Insulet Corporation 401(k) Profit Sharing Plan Trust, which is a tax-qualified defined contribution 401(k) plan that is available to all United States eligible employees (“401(k) Plan”). Under the 401(k) Plan, the Company matches fifty percent (50%) of the amounts that eligible employees elect to defer under such plan, up to the first 6% of the employee’s eligible pay. Employees who participate in the 401(k) are immediately vested in their contributions, but must be credited with at least one year of service to become vested in Company matching contributions.

Health and Welfare Benefits. As part of our overall compensation offering, our health and welfare benefits are intended to be competitive with peer companies. The health and welfare benefits that we provide to our named executive officers are offered to all of our eligible United States-based employees and include medical (including prescription drug), dental, vision, life insurance, flexible spending accounts, short- and long-term disability coverage, legal services, identity theft protection and credit monitoring, wellness and an employee assistance program.

Severance Plan. We maintain the Insulet Corporation Amended and Restated Executive Severance Plan (“Severance Plan”), pursuant to which benefits are payable to any named executive officer upon an involuntary termination of employment for any reason other than cause, disability or death. Solely with respect to our Chief Executive Officer, benefits also are payable in the event of a good reason resignation pursuant to the terms of the Severance Plan. Severance benefits include salary continuation payments equal to one times base salary (two times base salary and target bonus for our Chief Executive Officer), a prorated payment of the named executive officer’s annual incentive cash award, continued health coverage at employee rates for a period of up to one year (two years for the Chief Executive Officer) and reimbursement for outplacement services of up to $25,000. The Severance Plan also provides that benefits are payable to a named executive officer if, within two years after a change-in-control, the named executive officer either resigns for good reason or experiences an involuntary termination of employment for any reason other than cause, disability or death. In this event, severance benefits include (i) a lump sum cash payment equal to two times base salary plus two times an annual bonus payment that equals the higher of the named executive officer’s target bonus or bonus for the fiscal year which immediately precedes the fiscal year in which the termination of employment occurs; (ii) a prorated payment of the named executive officer’s annual incentive cash award; (iii) continued health coverage at employee rates for a period of up to two years; (iv) reimbursement for outplacement services of up to $25,000; and (v) full and accelerated vesting of all outstanding equity awards. During fiscal 2018, the Committee amended the Severance Plan to eliminate, for new hires, the payment of a target bonus to named executive officers other than the Chief Executive Officer and to sunset and eliminate, after two years, the payment of such amount for named executive officers who were employed by the Company before January 1, 2019.

Each of our named executive officers has also entered into a non-competition, non-solicitation, non-disclosure and assignment agreement with the Company. This agreement provides for protection of our confidential information, assignment to the Company of intellectual property developed by our executives and non-compete and non-solicitation obligations throughout employment and for a period of twelve (12) months thereafter.

Retirement Agreement with Mr. Sullivan. As discussed above, during fiscal 2018, the Company executed on its CEO succession plan when it announced the retirement of Mr. Sullivan, effective as of the close of business on December 31, 2018 (the last day of our 2018 fiscal year), and the appointment of Ms. Petrovic as President and Chief Executive Officer, effective January 1, 2019 (the first day of our 2019 fiscal year). In connection with Mr. Sullivan’s departure, the Company and Mr. Sullivan entered into a retirement agreement on September 10, 2018. Pursuant to the retirement agreement, Mr. Sullivan received compensation and benefits consistent with the terms of his employment agreement, with his retirement treated as a resignation for “Good Reason,” including (i) approximately $4.3 million in severance payable in equal installments over 24 months; (ii) acceleration of all time-based vesting equity awards, and the satisfaction of all time-based criteria under performance-based vesting equity awards (which remain subject to applicable performance-based vesting conditions), and (iii) 24 months of continuing health and dental insurance coverage. The retirement agreement provides that for 12 months after Mr. Sullivan’s retirement, he will be reasonably available to the Company for consultation and advice, pursuant to a mutually agreeable consulting arrangement to be entered into by the parties to the extent they deem it necessary or appropriate.

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COMPENSATION DECISION-MAKING PROCESS
A well-designed, implemented, and communicated executive compensation program is important to the success of our Company. As such, the Committee, with advisors, and management where appropriate, works throughout the year to monitor the effectiveness of the program design. To ensure the process is robust and effective, each group has a specific role in the process.
Compensation Committee

The Committee is responsible for the oversight of compensation and benefits payable to our named executive officers. All members of the Committee are independent. The Committee's goal is to ensure our executive compensation programs and our business goals and talent acquisition strategy are appropriate and aligned with shareholder interests.

The Committee annually reviews the compensation of our named executive officers by considering several factors, including roles and responsibilities, performance, our historical and anticipated future financial performance and the compensation practices of companies in our peer group. The Committee reviews compensation levels and makes all final compensation decisions for all named executive officers. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

Management

The Chief Executive Officer provides input and recommendations regarding compensation of named executive officers, other than the Chief Executive Officer, to the Committee. Where appropriate, members of the executive leadership team may provide information, context, or proposed recommendations regarding program design to the Committee. In light of Mr. Sullivan’s retirement at the end of fiscal 2018, Ms. Petrovic provided input and recommendations regarding the compensation of named executive officers other than Mr. Sullivan and herself. All final decisions affecting named executive officer compensation are made by the Committee, in its sole discretion, and outside of the presence of any impacted named executive officers.

Independent Compensation Consultant

The Committee retains an independent compensation consultant to assist it in structuring the Company’s compensation programs and in its deliberations. The Committee has sole authority to engage and retain the independent consultant, and directly oversees the work and the compensation of the consultant. Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent executive compensation consulting firm, was the Committee’s independent consultant for 2018. Pearl Meyer’s role was to assist the Committee in reviewing our executive compensation programs and practices from a market perspective, and to provide opinion and guidance with respect to proposed actions or changes.

Market Factors Considered

When reviewing compensation programs for, and setting the compensation of, our named executive officers, the Committee considers the compensation practices of specific peer companies as well as market data from general industry published surveys. For this purpose, the Committee, with the assistance of its independent compensation consultant, selected a peer group consisting of companies within a similarly-situated industry (i.e., medical devices and medical technology) and which were of comparable size based on revenue and market capitalization.

The Committee reviews this peer group on an on-going basis and modifies it as circumstances warrant. In setting the compensation of our named executive officers, the Committee evaluates each named executive officer’s compensation against the median market data for the respective position. However, the Committee does not strictly tie target compensation to any one type of peer group or survey data, but instead considers all of the sources described above in determining the appropriate level of compensation for each executive.
Peer Group for Setting Fiscal 2018 Compensation

During fiscal 2017, the Committee updated the peer group for purposes of setting fiscal 2018 compensation. In conducting its review, the Committee considered companies with similar business characteristics, strategy and operations, from both a scale and industry perspective, and that represent companies with whom we compete for talent. The Committee, with the assistance of Pearl Meyer, selected peer companies first by considering United States publicly-traded companies on major exchanges within the “Healthcare” sector, and then by filtering out industries not relevant to the Company’s business (i.e., Healthcare Facilities, Managed Healthcare, etc.). The Committee then applied a quantitative analysis based on revenue and market capitalization, generally within the range of 0.4 to 2.5 times our revenue and one-third to three times our market capitalization. The Committee reviewed the resulting companies for business profile and other financial characteristics, number of employees, year-over-year consistency in peer group, as well as the inclusion of reference peers, who would be utilized to review compensation trends and practices, but not pay levels. The Committee also updated the peer group to remove a company impacted by a corporate transaction during the fiscal year.

Accordingly, during fiscal 2017, the Committee updated the peer group to remove Align Technology, Inc. and Endologix, Inc. due to market capitalization alignment and Heartware International, Inc. due to a corporate transaction. The Committee selected Medtronic plc, Hologic, Inc., Tandem Diabetes Care, Inc., and Thermo Fisher Scientific Inc. as reference peers. These reference peers were not used to set pay levels for any named executive officer, but rather for research on compensation design and policies.

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The following table sets forth the peer group approved by the Committee in fiscal 2017 for purposes of setting fiscal 2018 compensation along with the financial information and other measures analyzed for each. The table also includes information regarding the Company’s relative position in the peer group in each of the categories. Note that reference peers are not listed in this table because the Committee did not utilize these reference peers for purposes of setting fiscal 2018 compensation.

Company	Revenue(1)	Market Capitalization At September 30, 2017	Number of Employees
	(dollars in millions)
Abaxis, Inc.	$228	$1,013	549
ABIOMED, Inc.	$475	$7,436	747
Analogic Corporation	$513	$1,043	1,679
Cantel Medical Corporation	$742	$3,930	1,780
CONMED Corporation	$773	$1,465	3,400
DexCom, Inc.	$633	$4,235	1,212
Globus Medical, Inc.	$595	$2,862	1,200
Haemonetics Corporation	$887	$2,360	3,225
ICU Medical, Inc.	$772	$3,680	2,446
* Inogen, Inc.	$222	$1,971	547
Masimo Corporation	$730	$4,496	1,300
* Myriad Genetics, Inc.	$771	$2,476	2,206
Natus Medical, Inc.	$445	$1,224	1,067
* Nevro Corp.	$278	$2,676	308
NuVasive, Inc.	$1,021	$2,818	1,600
NxStage Medical, Inc.	$378	$1,827	3,600
* Penumbra, Inc.	$294	$3,050	1,100
Wright Medical Group N.V.	$707	$2,663	2,295

Insulet Corporation	$410	$3,198	1,000
Percent Rank	26th	72nd	22nd
(1) Revenue is for the trailing twelve months as of the most recently disclosed quarter, generally the quarter ended September 30, 2017.
* Asterisks represent additions to the Company’s peer group for purposes of setting fiscal 2018 compensation.

Peer Group for Setting Fiscal 2019 Compensation

During fiscal 2018, the Committee, with the assistance of Pearl Meyer, reviewed and updated the peer group for purposes of setting fiscal 2019 compensation. In conducting its review, the Committee considered the process employed for purposes of setting fiscal 2018 compensation and noted that it had become increasingly difficult to source comparable companies based on the Company’s growth profile and market multiple. Additionally, the Committee noted that as the Company expands its technology platform, the Committee may consider branching outside of traditional industry comparators in order to reflect the Company’s changing business characteristics. Accordingly, with the assistance of Pearl Meyer, the Committee reviewed the peer group by considering medical device companies that were of a comparable size based on revenue and market capitalization, generally within the range of one-half to two times our revenue and a minimum of five times our revenue to market capitalization multiple. Additionally, the Committee considered broader life sciences companies and technology (primarily software)

companies that represent the same business and demographic profile as the Company. Finally, the Committee considered the continued use of reference peers in light of the Company’s changing business and peer group updates and determined that the reference peers were not necessary going forward.

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The following table sets forth the peer group approved by the Committee for purposes of setting fiscal 2019 compensation along with the financial information and other measures analyzed for each. The table also includes information regarding the Company’s relative position in the peer group in each of the categories.

Company	Revenue(1)	Market Capitalization At May 31, 2018	Market Capitalization to Revenue Ratio
	(dollars in millions)
ABIOMED, Inc.	$594	$16,952	28.6x
* Aspen Technology, Inc.	$497	$6,661	13.4x
* Bio-Techne Corporation	$619	$5,648	9.1x
Cantel Medical Corporation	$849	$4,551	5.4x
DexCom, Inc.	$761	$7,751	10.2x
* Exact Sciences Corporation	$308	$7,258	23.6x
Globus Medical, Inc.	$655	$5,414	8.3x
* Guidewire Software, Inc.	$576	$7,419	12.9x
* Halozyme Therapeutics, Inc.	$318	$2,635	8.3x
Inogen, Inc.	$276	$3,877	14.0x
Masimo Corporation	$814	$5,129	6.3x
* Medidata Solutions, Inc.	$567	$4,568	8.1x
Nevro Corp.	$346	$2,359	6.8x
Penumbra, Inc.	$363	$5,513	15.2x
* Supernus Pharmaceuticals, Inc.	$335	$2,919	8.7x

Insulet Corporation	$486	$5,510	11.3x
Percent Rank	42nd	57th	60th
(1) Revenue is for the trailing twelve months as of the most recently disclosed quarter, generally May 31, 2018.
* Asterisks represent additions to the Company’s peer group for purposes of setting fiscal 2019 compensation.

Benchmarking

To supplement peer company data where sufficient peer level information is not available, the Committee uses data from Aon Hewitt’s Radford suite of surveys. These surveys include compensation data from medical technology and life sciences companies. Pearl Meyer, where applicable, uses data specific to the Company in terms of industry, size, or geographic location when providing compensation benchmarking reports to the Committee.
The Committee reviews compensation with Pearl Meyer on an ongoing basis. Historically, each year the Committee has reviewed a comprehensive annual competitive assessment prepared by Pearl Meyer. During fiscal 2018, the Committee reviewed an analysis conducted by Pearl Meyer covering the competitiveness of base salaries, target bonus opportunities, and long-term incentive compensation for each of our named executive officers. The analysis determined that, on average, our named executive officers’ target total direct compensation was positioned within a reasonable market range for their respective positions. In addition, for prospective new hire candidates, the Committee reviews information from the same benchmarking sources as a factor in the development of candidate compensation offers.

Internal Factors Considered

In arriving at its decisions, the Compensation Committee takes into account the market data discussed above, as well as several internal factors, including: (i) compensation strategy, philosophy, and core objectives; (ii) criticality of position; (iii) current and past compensation levels of named executive officers relative to compensation levels across the executive team; (iv) existing levels of stock and option ownership; (v) previous equity grants, associated vesting schedules and retentive value; and (vi) individual value factors specific to each named executive officer, including, but not limited to, experience, performance, leadership and expertise.

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Compensation Governance
STOCK OWNERSHIP POLICY
The Board of Directors has adopted a policy recommending that our named executive officers own a significant equity interest in the Company’s common stock, as follows:

Stock Ownership Guidelines

3X	1X
CEO	Other NEOs

✓ Reflects a multiple of base salary
✓ Only includes common stock owned outright
✓ Reviewed annually by the Governance Committee
✓ All NEOs have fulfilled their ownership guidelines or are within the 5 year phase-in period

RECOUPMENT (CLAWBACK) POLICY

Our recoupment policy (the "Recoupment Policy") provides that, if the Company is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of a Covered Officer, then the Committee may require any Covered Officer to repay to the Company that part of the incentive compensation received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Covered Officer would have received had such incentive compensation been calculated based on the financial results reported in the restated financial statement. Incentive compensation is defined as annual cash incentive bonus and long-term equity incentive compensation (i.e., stock options, restricted stock units and performance units).

Under the Recoupment Policy, the Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid incentive compensation and how much compensation to recoup from individual Covered Officers (which need not be the same amount or proportion for every Covered Officer), including any determination by the Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped shall be determined by the Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested restricted stock units, performance units and/or cash repayment.
TAX AND ACCOUNTING CONSIDERATIONS

We grant stock options to named executive officers as incentive stock options under Section 422 of the Internal Revenue Code (the "Code"), subject to applicable volume limitations. Generally, for stock options that do not qualify as incentive stock options, upon exercise of the options, the holders of the stock options recognize taxable income and we are entitled to a tax deduction. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than for a non-qualified stock option.

For federal income tax purposes, the named executive officer generally will be deemed to have received compensation on each vesting date equal to the fair market value of the shares vesting on such date, and the Company will generally be entitled to a tax deduction for such amount as compensation expense unless limited by tax rules.
Compensation Committee Report

This report is submitted by the Compensation Committee of the Board of Directors. The Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Committee recommended to the Board of Directors, and the Board of Directors has agreed, that the Compensation Discussion and Analysis be included in this Proxy Statement.

INSULET CORPORATION - 2019 Proxy Statement    32

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,
Sally Crawford (Chair)
Jessica Hopfield, Ph.D.
David Lemoine
COMPENSATION RISK ASSESSMENT
The Committee carefully considered whether our compensation policies and practices were reasonably likely to have a material adverse effect on the Company. It was the judgment of the Committee that the mix and design of our compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Committee considered a number of matters, including the following elements of our executive compensation plans and policies:

•	The Company’s base salary component of compensation does not encourage risk taking because it is a fixed amount,

•	The Company sets performance goals that it believes are reasonable in light of strong performance and market conditions,

•
The time-based vesting over three to four years for the Company’s long-term incentive awards ensures that the named executive officers’ interests align with those of its shareholders for the long-term performance of the Company,

•	The performance-based earning and time-based vesting of the performance unit awards combine to align these awards with shareholder interests,

•
Assuming achievement of at least a minimum level of performance, payouts under the Company’s performance based incentive plans result in some compensation at levels below full target achievement, rather than an “all or nothing” approach, which could engender excessive risk taking,

•
A majority of the payouts under the Company’s incentive plan are based on multiple individual performance and Company-based metrics, which mitigates the risk of an executive over emphasizing the achievement of one or more individual performance metrics to the detriment of Company-based metrics,

•	Certain payouts under the Company’s incentive plan include qualitative consideration, which restrain the influence of formulae or quantitative factors on excessive risk taking, and

•	Named executive officers are strongly encouraged to own a meaningful amount of Company stock.

Pay Ratio Disclosure
We determined that the 2018 annual total compensation of the median compensated employee of all our employees who were employed as of November 1, 2018, other than our CEO, Mr. Sullivan, was $89,294; Mr. Sullivan’s 2018 annual total compensation was $10,328,978, and the ratio of these amounts was 1-to-116. As previously disclosed, during fiscal 2018 the Company entered into a Retirement Agreement with Mr. Sullivan pursuant to which the Company agreed to provide certain payments. For purposes of determining the pay ratio above as required by SEC rules, the Company has included an additional $4,298,000 in Mr. Sullivan’s compensation because such amount is payable to him pursuant to the Retirement Agreement. Had the Company not been required to include payments made pursuant to the Retirement Agreement in Mr. Sullivan’s compensation, the ratio of his compensation to the compensation of the median compensated employee for fiscal 2018 would have been 1-to-68. Although we previously identified the median compensated employee for fiscal 2017 and, pursuant to SEC regulations, could have utilized the same employee for up to three fiscal years, we experienced significant growth in our employee population during 2018 and expanded our demographics to include manufacturing employees (due to the build-out of our new manufacturing facility and corporate headquarters) and additional employees outside of the United States (due to our assumption of commercial activities across Europe). Accordingly, for fiscal 2018, we refreshed our identification process for the median compensated employee. To identify the median compensated employee for fiscal 2018, we used W-2, Box 5 earnings for 2018 for United States-based employees and the appropriate corollary for employees based outside of the United States. During fiscal 2018, we employed a total of 1,165 employees, which represented a forty-four percent (44%) increase in our employee population (we employed 811 employees in fiscal 2017). This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Executive Compensation Tables
Summary Compensation Table

The following Summary Compensation Table (SCT) summarizes the compensation of our NEOs for the year ended December 31, 2018, using the SEC-required disclosure rules.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Patrick J. Sullivan(3)	2018	$746,154		$3,600,064	$833,610	$825,000	$4,342,293	$10,347,121
Chairman of the Board and Chief Executive Officer	2017	$721,154		$5,219,000	$833,500	$1,399,000	$8,100	$8,180,754
	2016	$692,307		$2,750,000	$1,250,000	$1,330,000	$6,380	$6,028,687
Michael L. Levitz(4)	2018	$402,077		$500,044	$277,870	$248,650	$4,960	$1,433,601
Senior Vice President, Treasurer and Chief Financial Officer	2017	$384,308		$475,000	$300,000	$448,000	$7,410	$1,614,718
	2016	$375,000		$475,000	$300,000	$450,000	$1,414	$1,601,414
Shacey Petrovic(5)	2018	$571,154		$1,999,953	$463,126	$626,180	$4,392	$3,664,805
President and Chief Operating Officer	2017	$542,308		$1,625,000	$625,000	$855,000	$8,100	$3,655,408
	2016	$472,115		$875,000	$625,000	$800,000	$9,415	$2,781,530
Charles Alpuche(6)	2018	$442,308		$1,249,961	$463,126	$394,850	$70,447	$2,620,692
Executive Vice President and Chief Operations Officer	2017	$390,769		$1,000,000	$500,000	$467,000	$61,904	$2,419,673
	2016	$304,692	$150,000	$700,000	$500,000	$408,000	$52,475	$2,115,167
Bret Christensen(7)	2018	$415,000	$25,000	$550,034	$324,191	$364,140	$6,670	$1,685,035
Senior Vice President and Chief Commercial Officer	2017	$241,019	$175,000	$475,002	$299,937	$142,108	$5,326	$1,338,392

(1)
These amounts are based on the aggregate grant date fair value of the stock and option awards in the year in which the grants were made in accordance with the Financial Accounting Standards Board (“FASB”) Account Standards Codification (“ASC” 718-10), excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts do not represent the actual amounts paid to or realized by NEOs for these awards during the years ended December 31, 2018, 2017 and 2016.

(2)
Amounts listed reflect the amounts of the annual cash incentives awarded to the NEOs as described above under the section entitled “Annual Incentive Compensation” of the CD&A. Payments were accrued in the year indicated and paid in the succeeding fiscal year. Thus, the 2018 bonus was paid in fiscal 2019, the 2017 bonus was paid in fiscal 2018, and the 2016 bonus was paid in fiscal 2017.

(3)
The “All Other Compensation” column for Mr. Sullivan represents $5,792 in matching contributions paid by the Company on behalf of Mr. Sullivan into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation, a value of $13,501 in a gift to Mr. Sullivan from the Company's Board of Directors in connection with Mr. Sullivan's retirement from the Company, $25,000 payable to Mr. Sullivan for reimbursement of legal fees incurred in connection with the review of his retirement agreement and $4,298,000 in severance to be paid to Mr. Sullivan in equal installments over 24 months following his retirement on December 31, 2018. As further described under the section entitled “Retirement Agreement with Mr. Sullivan,” Mr. Sullivan’s retirement was treated as a resignation for “Good Reason” under the terms of Mr. Sullivan’s existing employment agreement, which therefore entitled Mr. Sullivan to receive acceleration of all time-based vesting equity awards, and the satisfaction of all time-based criteria under performance-based vesting equity awards (which remain subject to applicable performance-based vesting conditions). The value of such accelerated time-based vesting equity as of December 31, 2018 (the date of Mr. Sullivan’s retirement) is described further in “Potential Payments Upon Termination or Change-in-Control” table under the column “Value of Accelerated Equity Awards.”

(4)
The “All Other Compensation” column for Mr. Levitz represents $4,960 in matching contributions paid by the Company on behalf of Mr. Levitz into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

(5)
The “All Other Compensation” column for Ms. Petrovic represents $4,392 in matching contributions paid by the Company on behalf of Ms. Petrovic into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

(6)
The “All Other Compensation” column for Mr. Alpuche represents $8,186 in matching contributions paid by the Company on behalf of Mr. Alpuche into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation and $62,261 for his housing allowance.

(7)
The “All Other Compensation” column for Mr. Christensen represents $6,670 in matching contributions paid by the Company on behalf of Mr. Christensen into the Insulet Corporation 401(k) Plan, 50% of the first 6% of eligible compensation.

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2018 Grants of Plan-Based Awards

The following table provides detail on all plan-based awards for the year-ended December 31, 2018.

Name	Grant Date	Estimated Future Payouts Under Non – Equity Incentive Plan Awards($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Patrick J. Sullivan		$375,000	$750,000	$1,500,000
	2/14/2018							12,081	31,476	$74.50	$1,733,645
	2/14/2018				18,121	36,242	72,484			$74.50	$2,700,029
Michael L. Levitz		$121,500	$243,000	$486,000
	2/14/2018							4,027	10,492	$74.50	$577,882
	2/14/2018				1,343	2,685	5,370			$74.50	$200,033
Shacey Petrovic		$258,750	$517,500	$1,035,000
	2/14/2018							6,711	17,487	$74.50	$963,096
	2/14/2018				10,067	20,134	40,268			$74.50	$1,499,983
Charles Alpuche		$157,500	$315,000	$630,000
	2/14/2018							6,711	17,487	$74.50	$963,096
	2/14/2018				5,034	10,067	20,134			$74.50	$749,992
Bret Christensen		$145,250	$290,500	$581,000
	2/14/2018							4,698	12,241	$74.50	$674,192
	2/14/2018				1,343	2,685	5,370			$74.50	$200,033

(1)
“Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represents the range of 2018 annual cash incentives that may be earned for each NEO under the terms of the 2018 Annual Incentive Compensation.

(2)
Unless otherwise noted below, “Estimated Future Payouts Under Equity Incentive Plan Awards” represents the range of corporate performance unit awards made on February 14, 2018 with vesting based upon the achievement of the three-year cumulative revenue and cumulative gross profit targets for the fiscal years ending December 31, 2018, December 31, 2019, and December 31, 2020. The fair value is shown as of the grant date.

(3)
The exercise price of all stock options granted under our 2017 Stock Option and Incentive Plan, the plan under which all 2018 stock options were granted, is equal to the closing price of the common stock on the date of the grant.

(4)
These amounts are based on the aggregate grant date fair value of the stock and option awards in the year in which the grants were made in accordance with the Financial Accounting Standards Board (“FASB”) Account Standards Codification (“ASC” 718-10), excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts do not represent the actual amounts paid to or realized by NEOs for these awards.

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2018 Outstanding Equity Awards at Year-End

The following table provides detail on all outstanding equity awards as of the fiscal year-end on December 31, 2018.

Name	Grant Date		Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable (#)(1)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)(6)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Patrick J. Sullivan(8)	10/1/2014		499,468		$36.81	10/1/2024
	3/2/2015	(9)	379,966		$36.81	3/2/2025
	3/2/2015		59,110		$32.51	3/2/2025
	2/24/2016		116,604		$29.26	2/24/2026
	2/22/2017		47,394		$46.22	2/22/2027			32,453	$2,574,172
	8/28/2017	(10)							35,000	$2,776,200
	2/14/2018		31,476		$74.50	2/14/2028			36,242	$2,874,715
Michael L. Levitz	5/4/2015		51,495	7,357	$27.25	5/4/2025
	2/24/2016		19,239	8,746	$29.26	2/24/2026	3,418	$271,116	5,980	$474,334
	2/22/2017		7,462	9,596	$46.22	2/22/2027	4,328	$343,297	3,786	$300,306
	2/14/2018			10,492	$74.50	2/14/2028	4,027	$319,422	2,685	$212,974
Shacey Petrovic	2/9/2015		74,940	4,996	$30.58	2/9/2025
	2/24/2016		33,248	18,220	$29.26	2/24/2026	7,120	$564,758	8,544	$677,710
	2/22/2017		15,547	19,991	$46.22	2/22/2027	9,015	$715,070	21,636	$1,716,168
	2/14/2018			17,487	$74.50	2/14/2028	6,711	$532,317	20,134	$1,597,029
Charles Alpuche	2/3/2016		30,076	13,672	$31.21	2/3/2026	5,341	$423,648
	2/24/2016								6,834	$542,073
	2/22/2017	(11)	15,103	13,328	$46.22	2/22/2027	7,212	$572,056	5,409	$429,042
	2/22/2017	(12)							5,409	$429,042
	2/14/2018			17,487	$74.50	2/14/2028	6,711	$532,317	10,067	$798,514
Bret Christensen	5/26/2017		6,955	11,594	$42.82	5/26/2027	4,671	$370,504	4,087	$324,181
	2/14/2018			12,241	$74.50	2/14/2028	4,698	$372,645	2,685	$212,974

(1)
The expiration date for all options is the date that is ten years after the grant date. See “-Potential Payments Upon Termination or Change-in-Control” for a description of the acceleration provisions upon termination or change-in-control.

(2)
Other than as set forth below, each stock option is subject to a four-year vesting period, with 25% of the total award vesting one-year after the grant date and the remainder vesting in equal quarterly installments thereafter for 12 quarters, subject to continued employment.

(3)
The time-based restricted stock unit award is subject to a three-year vesting period, with 33% of the total award vesting one year after the grant date and the remainder vesting in equal annual installments for the next two years, subject to continued employment.

(4)	Based on a per share price of $79.32, which was the closing price per share of our common stock on the last business day of the year ended December 31, 2018.
(5)
The 2016 performance units are subject to a three-year vesting period, with 50% of the total award vesting two years after the grant date and the remaining 50% vesting three years after the grant date, subject to meeting performance targets and continued employment. In February, 2018, the Compensation Committee determined that the 2016 awards were earned at 200% of target. The amounts shown represent the number of shares awarded at 200% of target that were unvested as of December 31, 2018.

(6)
The 2017 performance units are subject to a three-year vesting period, with 100% of the total award vesting three years after the grant date, subject to meeting performance targets and continued employment. These awards may be earned based upon the achievement of the three-year cumulative revenue and cumulative gross profit targets for the fiscal years ending December 31, 2017, December 31, 2018 and December 31, 2019. The amounts shown represent target level achievement.

(7)
The 2018 performance units are subject to a three-year vesting period, with 100% of the total award vesting three years after the grant date, subject to meeting performance targets and continued employment. These awards may be earned based upon the achievement of the three-year cumulative revenue and cumulative gross profit targets for the fiscal years ending December 31, 2018, December 31, 2019 and December 31, 2020. The amounts shown represent target level achievement.

(8)
In connection with Mr. Sullivan's retirement agreement, time-based restrictions on all outstanding stock options and other stock based awards held by Mr. Sullivan, including the time-based vesting component of Mr. Sullivan's performance unit awards, lapsed effective as of the date of Mr. Sullivan's retirement from the Company on December 31, 2018. Although the time-based restrictions on all performance unit awards lapsed on December 31, 2018, the performance unit awards remain subject to the performance criteria and performance periods established in connection with each performance unit award. For more information regarding the terms of Mr. Sullivan's retirement agreement, refer to the section entitled "Retirement Agreement with Mr. Sullivan" of the CD&A.

(9)
Mr. Sullivan's grant awarded March 2, 2015, with an option exercise price of $36.81, represents the make-up award to his grant upon hire. For more information regarding this grant, please see the "Compensation Discussion and Analysis" portion of the Company's 2014 Proxy Statement.

(10)
Mr. Sullivan's performance unit award on August 28, 2017 was a one-time award with performance metrics related to the achievement of direct operations and revenue objectives in Europe, and milestones related to Insulet's U.S. manufacturing facility becoming fully operational in 2019.

(11)
Mr. Alpuche's stock option grant is subject to a three-year vesting period, with 25% of the total award vesting one year after the grant date and the remainder vesting in equal quarterly installments thereafter for 8 quarters, subject to continued employment.

(12)
Mr. Alpuche's performance unit award was a one-time award with performance metrics related to the achievement of milestones related to Insulet's U.S. manufacturing facility becoming fully operational in 2019.

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2018 Option Exercises and Stock Vested

The following table provides detail on stock option exercises and vesting of stock awards during the year-ended December 31, 2018 under our equity incentive plan and the corresponding amounts realized by each NEO.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Patrick J. Sullivan(3)	—	—	205,890	$16,112,142
Michael L. Levitz	—	—	25,906	$2,087,296
Shacey Petrovic	6,834	$363,022	41,431	$3,124,348
Charles Alpuche	—	—	15,782	$1,211,584
Bret Christensen	—	—	2,335	$216,758

(1)
The aggregate dollar amount realized upon exercise of the options is calculated based upon the difference between the market price for our common stock on the NASDAQ Global Market on the date of exercise and the exercise price of such options.

(2)	The aggregate dollar amount realized upon vesting of the restricted stock units is calculated based on the market price for our common stock on The NASDAQ Global Market on the vesting date.
(3)
The number of shares acquired on vesting and the value realized on vesting for Mr. Sullivan include restricted stock units and performance units that vested on December 31, 2018 in connection with the lapse of time-based vesting restrictions on all outstanding stock options and other stock based awards held by Mr. Sullivan as of the date of his retirement, as provided in his retirement agreement. For a discussion of Mr. Sullivan's retirement agreement, refer to the section entitled "Retirement Agreement with Mr. Sullivan" of the CD&A.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	2,398,286	$40.38	4,537,960 (2)
Equity compensation plans not approved by security holders(3)	679,338	$34.87	0
Total	3,077,624	$39.16	4,537,960 (4)

(1)
Includes our 2017 Stock Option and Incentive Plan, our Amended and Restated 2007 Stock Option and Incentive Plan and our Amended and Restated Employee Stock Purchase Plan (collectively, the "Plans"). Outstanding restricted stock units convert to common stock without the payment of consideration. As of December 31, 2018, 752,207 restricted stock units were outstanding. The weighted-average exercise price of outstanding options as of such date issued under these Plans (excluding restricted stock units) was $40.38. For more information relating to our equity compensation plans, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)
Includes 4,439,383 shares available for future issuance under our 2017 Stock Option and Incentive Plan and 98,577 shares available for future issuance under our Amended and Restated 2007 Employee Stock Purchase Plan.

(3)
Consists of the following inducement grants made to certain executive officers upon their initial hire by the Company: (i) one inducement grant of 499,468 shares of non-qualified stock option awards made to Patrick J. Sullivan upon being hired by the Company in September 2014; (ii) one inducement grant of 79,936 non-qualified stock options made to Shacey Petrovic upon being hired by the Company in February 2015; (iii) one inducement grant of 58,852 non-qualified stock options made to Michael Levitz upon being hired by the Company in May 2015; (iv) one inducement grant of 29,581 non-qualified stock options made to David Colleran (1,849 of which have been exercised as of December 31, 2018) upon being hired by the Company in June 2015; and (v) one inducement grant of 30,511 non-qualified stock options made to Michael Spears (17,161 of which have been exercised as of December 31, 2018) upon being hired by the Company in July 2015. These non-qualified stock option awards were granted outside of our Amended and Restated 2007 Stock Option and Incentive Plan in compliance with Nasdaq Listing Rule 5635.

(4)
If Proposal 3 regarding our Amended and Restated 2007 Employee Stock Purchase Plan is approved by shareholders, the number of ordinary shares available for issuance under that plan will increase. See Proposal 3 for more information.

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Potential Payments Upon Termination or Change-in-Control

The table below summarizes Insulet’s potential payments to NEOs upon termination or change-in-control as of December 31, 2018.

Executive Name	Termination Scenario	Cash Compensation(1)	Benefits Continuation(2)	Outplacement(3)		Value of Accelerated Unvested Equity Awards(4)(5)		Total
Patrick J. Sullivan	Retirement for Good Reason in Accordance with Employment Agreement (6)	$4,298,000	$28,501	$25,000	(7)	$8,225,087	(8)	$12,576,588
Michael L. Levitz	Without Cause Absent a Change-in-Control	$853,000	$19,442	$25,000		$—		$897,442
	Without Cause or With Good Reason Following a Change-in-Control	$1,706,000	$19,442	$25,000		$3,110,550		$4,860,992
Shacey Petrovic	Without Cause Absent a Change-in-Control	$1,430,000	$13,289	$25,000		$—		$1,468,289
	Without Cause or With Good Reason Following a Change-in-Control	$2,860,000	$13,289	$25,000		$7,704,639		$10,602,928
Charles Alpuche	Without Cause Absent a Change-in-Control	$917,000	$1,527	$25,000		$—		$943,527
	Without Cause or With Good Reason Following a Change-in-Control	$1,834,000	$1,527	$25,000		$4,909,896		$6,770,423
Bret Christensen	Without Cause Absent a Change-in-Control	$705,500	$20,829	$25,000		$—		$751,329
	Without Cause or With Good Reason Following a Change-in-Control	$1,411,000	$20,829	$25,000		$1,762,487		$3,219,316

(1)
In the event of involuntary termination without cause, each NEO receives 1x (2x for the CEO) (a) the sum of base salary and (b) the higher of target bonus or last annual bonus. If the termination is with good reason within 24 months following a change in control, each NEO receives 2x (a) the sum of base salary and (b) the higher of target bonus or last annual bonus. These payments will be made in substantially equal installments over 12 (or 24) months absent a change-in-control, or in a single lump sum payment if such terminating event occurs after a change-in-control.

(2)	Reflects continuation of medical and dental benefits over a period of 12 months (24 months for the CEO).

(3)	Except as otherwise stated, each NEO is entitled to receive a maximum value of $25,000 as outplacement benefits.

(4)
Upon termination without cause or with good reason within 24 months of a change-in-control, all unvested time-based stock options and restricted stock awards vest in full. All unvested performance shares will vest at target performance.

(5)	Based on a per share price of $79.32, which was the closing price per share of our common stock on the last business day of the year ended December 31, 2018.

(6)
Mr. Sullivan retired for good reason on December 31, 2018 in accordance with his existing employment agreement and the retirement agreement entered into with the Company containing terms consistent with such employment agreement. Under the terms of his employment agreement, he was entitled to a salary continuation of $4,298,000 (payable over a 24-month period) and accelerated vesting of all outstanding time-based vesting stock option and restricted stock unit awards, and performance-based restricted stock units for which performance metrics had been achieved, but which had remaining time-based vesting components. Non-achieved performance-based restricted stock unit awards shall continue to vest and pay only on achievement of the applicable Company-based performance metrics provided in the applicable award agreements as if Mr. Sullivan had continued employment through the applicable payment dates.

(7)
Under the terms of the retirement agreement described in footnote 6 above, Mr. Sullivan received reimbursement of up to $25,000 in legal fees associated with the negotiation of the retirement agreement in lieu of the $25,000 outplacement services amount to which he would otherwise have been entitled.

(8)	Amount shown represents the value of the accelerated equity described in the second sentence of footnote 6 above.

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Non-Employee Director Compensation
The purpose of our Non-Employee Director Compensation program is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber Directors who are not employees or officers of the Company. In January 2018, Pearl Meyer completed a study of our non-employee Director compensation. As a result of this analysis, and in furtherance of the purpose stated above, the annual retainer and equity compensation components of our Non-Employee Director Compensation program were increased to be competitive with peer companies. In October 2018, in anticipation of Mr. Sullivan's retirement as Chairman of the Board and Chief Executive Officer, the Board amended the Non-Employee Director Compensation Policy to include compensation for a non-employee Director Chairman of the Board. Effective as of October 16, 2018, it is the Company’s policy that all non-employee Directors are paid compensation for services provided to the Company as set forth below.
Annual Cash Compensation

Directors receive the following cash compensation on an annual basis:

•	an annual retainer of $50,000

Non-Employee Director Chairman of the Board

•	an additional annual retainer of $50,000
Lead Independent Director

•	an additional annual retainer of $40,000
Committee Chairs (inclusive of Committee member retainers)

•	an additional annual retainer of $25,000 to the Audit Committee Chair

•	an additional annual retainer of $16,000 to the Compensation Committee Chair

•	an additional annual retainer of $11,000 to the Nominating, Governance and Risk Committee Chair

Committee Members (excluding the Committee Chairs)

•	an additional annual retainer of $12,500 to each of the Audit Committee members

•	an additional annual retainer of $8,000 to each of the Compensation Committee members

•	an additional annual retainer of $5,000 to each of the Nominating, Governance and Risk Committee members
Cash payments are made quarterly in arrears. A Director may elect to defer all of his or her cash fees from the Company. There were no elections made for deferrals in 2018.
Annual Equity Compensation

On the date of each annual meeting of the Company’s shareholders, each non-employee Director who is continuing as a Director following the date of such annual meeting is granted restricted stock units with a total fair market value equal to $190,000 (the “Annual Award”) on the date of the grant. The

Annual Award is issued based on the closing sale price of the common stock on the date of grant. The Annual Awards to non-employee Directors fully vest on April 30th of the first year following the date of grant.
Initial Compensation

When they join the Board, new Directors receive restricted stock units with a total fair market value equal to $250,000 (the “Initial Award”). The Initial Award is issued based on the closing sale price of the Company’s common stock on the date of grant. The Initial Awards vest annually over three years (50% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant and 25% on the third anniversary of the date of grant).

The following table sets forth the compensation paid to our non-employee Directors during the year-ended December 31, 2018. Directors who are employees of the Company do not receive any compensation for their service as Directors.

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2018 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
Sally Crawford	$64,325	$190,000	$—	$254,325
John A. Fallon, M.D.	$60,390	$190,000	$—	$250,390
Jessica Hopfield, Ph.D.	$109,890	$190,000	$—	$299,890
David Lemoine	$80,116	$190,000	$—	$270,116
Michael R. Minogue	$61,890	$190,000	$—	$251,890
James C. Mullen	$57,390	$190,000	$—	$247,390
Timothy J. Scannell	$62,729	$190,000	$—	$252,729

(1)
These amounts are based on the grant date fair value of the stock awards and the option awards in the year in which the grant was made in accordance with FASB ASC 718-10, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts do not represent the actual amounts paid to or realized by Directors for these awards during the year ended December 31, 2018.

As of December 31, 2018, our non-employee Directors held options to purchase shares of our common stock and unvested RSUs that had been granted by us as Director compensation representing the following number of shares of our common stock:

Name	Options to Purchase Shares	Restricted Stock Units
Sally Crawford	28,347	2,185
John A. Fallon, M.D.	32,347	2,185
Jessica Hopfield, Ph.D.	16,450	2,185
David Lemoine	17,574	2,185
Michael R. Minogue	4,226	3,772
James C. Mullen	4,126	3,734
Timothy J. Scannell	18,267	2,185

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Proposal 2	Approval, on a Non-Binding, Advisory Basis, of the Compensation of Certain Executive Officers

As required by Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to vote on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. This is commonly known as a “say-on-pay” vote. At the Annual Meeting, the Company is presenting to shareholders the following non-binding, advisory resolution on the approval of the compensation of the Named Executive Officers:

“RESOLVED, that the shareholders of the Company approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.”

The compensation of the Company’s Named Executive Officers that is the subject of the foregoing resolution is the compensation disclosed in the sections entitled “Compensation Discussion and Analysis,” “Summary Compensation Table,” “2018 Grants of Plan-Based Awards,” “2018 Outstanding Equity Awards at Year End,” “2018 Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change-in-Control.” You are encouraged to carefully review these sections.

The section of this Proxy Statement entitled “Compensation Discussion and Analysis” includes a detailed discussion of each of the following as it relates to the Company’s Named Executive Officers:

•	the objectives of the Company’s compensation programs,

•	what the Company’s compensation programs are designed to reward,

•	each element of compensation,

•	why the Company chooses to pay each element of compensation,

•	how the Company determines the amount (and, where applicable, the formula) for each element to pay, and

•	how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives.
The Board of Directors unanimously recommends that shareholders approve the foregoing resolution for the same reasons that the Company decided to provide this compensation to its Named Executive Officers as articulated in the “Compensation Discussion and Analysis” section.

VOTE REQUIRED; EFFECT OF VOTE
The approval of the resolution in this Proposal 2 requires that a majority of the shares voting on this Proposal 2 vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2.
The resolution that is the subject of this Proposal 2 is a non-binding, advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether it is approved or not and will not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Company or the Board of

Directors or any additional fiduciary duties for the Company or the Board of Directors.
Furthermore, because this non-binding, advisory resolution primarily relates to compensation of the Company’s Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for the Company to revisit those decisions. However, the Compensation Committee does intend to take the results of the vote on this Proposal 2 into account in its future decisions regarding the compensation of the Company’s Named Executive Officers.

RECOMMENDATION OF OUR BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

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Proposal 3	Approval of Amended and Restated 2007 Employee Stock Purchase Plan

The Company currently maintains the Insulet Corporation 2007 Employee Stock Purchase Plan, as most recently amended on May 11, 2016 (the “2007 ESPP”).
The 2007 ESPP, which was adopted by our Board of Directors on April 27, 2007 and became effective upon approval by our shareholders on May 14, 2007, provides employees of the Company and certain of its subsidiaries the opportunity to acquire an ownership interest in the Company through the purchase of shares of our common stock at a discount.
On February 27, 2019, the Board of Directors approved, and is recommending that the Company’s shareholders approve, an amendment and restatement of the 2007 ESPP (the “Amended and Restated 2007 ESPP”). The Amended and Restated 2007 ESPP only will take effect if approved by our shareholders at the annual meeting.
The 2007 ESPP authorizes the issuance of up to a total of 380,000 shares of our common stock to participants, of which approximately 98,577 shares remain available for future purchases as of April 5, 2019. Our Board of Directors has determined that an increase in the available shares is necessary to provide a sufficient number of shares to enable eligible employees to continue to acquire ownership interests in the Company and thereby further align their interests with the interests of our other shareholders. The Amended and Restated 2007 ESPP increases the number of shares of common stock reserved for issuance under the ESPP by 500,000 shares to 880,000 shares. The Amended and Restated 2007 ESPP also makes certain changes to the administrative provisions of the plan and other clarifying changes.
The material features of the Amended and Restated 2007 ESPP are summarized below. The summary is qualified in its entirety by reference to the Amended and Restated 2007 ESPP, the full text of which is set forth as Appendix A to this proxy statement.
Description of the Plan
Administration. Our Board of Directors has delegated the authority to administer, interpret and implement the terms of the Amended and Restated 2007 ESPP to our Compensation Committee (the “Committee”), which in turn may delegate its authority to a subcommittee or to senior officers or other persons or groups of persons.
Number of Authorized Shares. As of April 5, 2019, approximately 98,577 shares of the originally authorized 380,000 shares remain available for future purchases under the 2007 ESPP. The Amended and Restated 2007 ESPP, if approved, will increase this amount by 500,000 shares. The number of shares will remain subject to adjustment in the event of any significant change in our capitalization.
Eligibility and Participation. Employees of the Company and certain of its subsidiaries whose customary employment is for more than 20 hours per week and who are employed at least 20 business days in advance of the applicable offering period are eligible to participate in the Amended and Restated 2007 ESPP. Any employee who owns 5% or more of the voting power or value of our common stock is not eligible to purchase shares under the Amended and Restated 2007 ESPP. As of April 1, 2019, approximately 1,187 employees of the Company and certain of its subsidiaries are eligible to participate in the 2007 ESPP. Currently, there are approximately 534 participants in the 2007 ESPP.
Offering Periods. The Amended and Restated 2007 ESPP provides that there will be a six-month offering period commencing on the first business day occurring on or after each December 1 and June 1, which will end on the last business day occurring on or before the following May 31 or November 30, as applicable. The Committee is permitted to designate a different period for any offering (referred to as “offering periods”), provided that no offering period is longer than six months.
Exercise of Purchase Rights. Each employee who is a participant in the Amended and Restated 2007 ESPP may purchase shares by authorizing payroll deductions between 1% and 10% of his or her base pay for each pay period. Unless the participant has previously withdrawn from the offering, his or her accumulated payroll deductions will be used to purchase shares of common stock on the last day of the offering period. Unless the Committee determines otherwise, the purchase price of the shares will be equal to 85% of the fair market value of the common stock on the first day of the offering period or the last day of the offering period, whichever is lower. Unless the Committee determines otherwise, employees may not purchase more than 800 shares in each offering period. In addition, an employee may purchase no more than $25,000 worth of common stock, valued at the start of the purchase period, under the Amended and Restated 2007 ESPP in any calendar year.
On April 5, 2019, the closing price of a share of common stock as reported on the NASDAQ was $95.85 per share.

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The accumulated payroll deductions of any employee who is not a participant on the last day of an offering period will be refunded. An employee’s rights under the Amended and Restated 2007 ESPP terminate upon voluntary withdrawal from the plan or when the employee ceases employment for any reason.

Amendment and Termination. The Amended and Restated 2007 ESPP may be terminated or amended by our Board of Directors at any time. An amendment that increases the number of shares of common stock that is authorized under the Amended and Restated 2007 ESPP and certain other amendments require the approval of our shareholders.
Federal Income Tax Considerations
THE FOLLOWING DISCUSSION ADDRESSES ONLY THE GENERAL U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, TAXES FOR PARTICIPANTS OUTSIDE THE U.S. OR SECURITIES LAWS RESTRICTIONS, AND IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT INTENDED AS TAX ADVICE TO PARTICIPANTS IN THE PLAN, WHO SHOULD CONSULT THEIR OWN TAX ADVISORS.
Under the Amended and Restated 2007 ESPP, we may grant options to purchase shares of our common stock that are intended to satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and may also grant options that are not intended to satisfy Section 423 of the Code (the “Non-423 Component”). The 423 Component shall be construed in a manner that is consistent with the requirements of that Section of the Code.
423 Component of the Amended and Restated 2007 ESPP. The Company believes that the following federal income consequences normally will apply with respect to the 423 Component:

•
The payroll deductions withheld from a participant’s pay under the 423 Component will be taxable income to the participant and must be included in the participant’s gross income for federal income tax purposes in the year during which such amounts otherwise would have been paid to them.

•
A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the 423 Component depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the 423 Component (other than any transfer resulting from death) within two years after the first day of the applicable offering period or one year after the shares are acquired (the “Holding Period”), the participant must recognize ordinary compensation income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares were acquired over (ii) the price paid for the shares by the participant. The amount of “ordinary” compensation income recognized by the participant will be added to the participant’s basis in such shares for purposes of determining any additional gain or loss realized by the participant on the sale of the shares. Any such additional gain or loss will be taxed as capital gain or loss, long or short, depending on how long the participant held the shares.

•
If a participant sells shares acquired under the 423 Component after the Holding Period or if the participant dies, the participant or the participant’s estate must include as ordinary compensation income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the offering period over the option price (determined as if the option had been exercised on the first day of the offering period), or (ii) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the price paid for the shares by the participant. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant’s basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

•
The Company will not receive any income tax deduction as a result of issuing shares pursuant to the 423 Component, except to the extent that a participant is required to include as ordinary income amounts arising upon the sale or disposition of such shares as discussed above.

Non-423 Component of the Amended and Restated 2007 ESPP. The Company believes that the following federal income consequences normally will apply with respect to the Non-423 Component:

•
The payroll deductions withheld from the pay of participants under the Non-423 Component will be taxable ordinary income to such participants and will be included in their gross income for U.S. federal income and payroll tax purposes in the year in which such amount would otherwise have been paid to them.

•
Upon the exercise of an option to purchase of shares under the Non-423 Component, participants will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the purchase date over the purchase price of the shares. The ordinary income recognized is added to the employees’ basis in the shares. Upon a participant’s sale or disposition of shares purchased under the Non-423 Component, any gain realized will be taxed as capital gain and any loss realized will be a capital loss. A participant’s basis for calculating gain or loss will be the purchase price for the shares plus any ordinary income recognized on the purchase. Whether the capital gain or loss will be long-term or short-term will depend on how long the participant held the shares.

•
The Company will be entitled, with respect to the purchase of the shares under the Non-423 Component, to an income tax deduction in an amount equal to the ordinary income recognized by any participant in the same taxable year in which he or she recognizes such income.

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New Plan Benefits
Because the number of shares of common stock that may be purchased under the Amended and Restated 2007 ESPP will depend on each participant’s voluntary election to participate and on the fair market value of the common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.
Effective Date
The Amended and Restated 2007 ESPP will be effective as of the date approved by our shareholders.

VOTE REQUIRED; EFFECT OF VOTE
The approval of the resolution in this Proposal 3 requires that a majority of the shares voting on this Proposal 3 vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 3.
RECOMMENDATION OF OUR BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2007 ESPP.

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Report of the Audit Committee of the Board of Directors

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of David Lemoine (Chair), Jessica Hopfield, Ph.D., Michael R. Minogue and Corinne H. Nevinny. None of the members of the Audit Committee is an officer or employee of the Company. Dr. Hopfield, Mr. Lemoine, Mr. Minogue and Ms. Nevinny are each “independent” for Audit Committee purposes under the applicable rules of NASDAQ and the SEC. Each of Mr. Lemoine and Ms. Nevinny are an “audit committee financial expert” as is currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2018, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee also reviewed with Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC, as currently in effect, and discussed with Grant Thornton their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Grant Thornton with that firm’s independence.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,
David Lemoine (Chair)
Jessica Hopfield, Ph.D.
Michael R. Minogue
Corinne H. Nevinny

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Matters Concerning Independent Registered Public Accounting Firm
The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided for the Company by its independent registered public accounting firm have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of such firm for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by such firm. All of the audit-related, tax and all other services provided by Grant Thornton to the Company in the fiscal year ended December 31, 2018 and 2017 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy.

All non-audit services provided by Grant Thornton in 2018 and 2017 were reviewed with the Audit Committee, which concluded that the provision of such services by the applicable firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Grant Thornton in 2018, see “Governance of the Company - Board of Directors - Current Audit Committee” and “Report of the Audit Committee of the Board of Directors.”

The Company expects that a representative of Grant Thornton will attend the Annual Meeting, and that the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table shows the: (i) fees for professional services rendered by Grant Thornton for the audit of the Company’s financial statements for the fiscal years ended December 31, 2018 and 2017, and fees billed for other services rendered by Grant Thornton during such fiscal years.

	2018	2017
Audit Fees	$1,406,690	$1,355,002
Audit-Related Fees	$—	$135,465
Tax Fees	$32,766	$38,554
All Other Fees	$—	$—
Total	$1,439,456	$1,529,021
AUDIT FEES
Audit fees consist of the aggregate fees incurred for professional services rendered for: (i) the audit of the Company's annual financial statements included in its 10-K and a review of financial statements included in the Company's Quarterly Reports on Form 10-Q, (ii) the filing of our registration statements and other SEC related filings, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iv) accounting consultations.
AUDIT-RELATED FEES
Audit-related fees for 2017 consist of fees for a comfort letter and related consent procedures performed by Grant Thornton in connection with the Company’s issuance of convertible notes in 2017.
TAX FEES
Tax Fees consist of fees for professional services rendered for assistance with foreign and U.S. state and local tax compliance and other tax planning or tax advice services.

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Proposal 4	Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2019. Grant Thornton has served as the Company’s independent registered public accounting firm since 2016. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit

Committee takes into account the views of management and will take into account the vote of the Company’s shareholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.

A representative of Grant Thornton is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

VOTE REQUIRED; EFFECT OF VOTE
The affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on this Proposal 4 is required to ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Broker “non-votes” and abstentions are not considered voted for the proposal to ratify the appointment of Grant Thornton. Such broker “non-votes” and abstentions will have the effect of reducing the number of affirmative votes required to achieve a majority for this Proposal 4 by reducing the total number of shares from which the majority is calculated. If the shareholders do not ratify the selection of Grant Thornton, the Audit Committee will review the Company’s relationship with Grant Thornton and shall take such action as it deems appropriate, which may include continuing to retain Grant Thornton as the Company’s independent registered public accounting firm.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

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Shareholder Proposals
Shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2020 Annual Meeting of Shareholders must ensure that their proposal is received by the Company no later than December 14, 2019, at the Company’s principal executive offices at 100 Nagog Park, Acton, MA 01720, Attention: Secretary and General Counsel. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Shareholders who intend to present a proposal at the 2020 Annual Meeting of Shareholders without inclusion of the proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company at its principal executive offices no later than March 1, 2020, and no earlier than January 31, 2020. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Forward-Looking Statements

This proxy statement and the accompanying letter to shareholders contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance.
We generally identify forward looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in Item 1A Risk Factors, and elsewhere, in the Company's 10-K. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this proxy statement and the accompanying letter to shareholders relate only to events as of the date of this proxy statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Appendix A	Insulet Corporation Employee Stock Purchase Plan

(Amended and Restated February 27, 2019)

The purpose of the Insulet Corporation Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of the Company and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $.001 per share (the “Common Stock”). A total of 880,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an employee stock purchase plan under Code Section 423. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Code Section 423. In addition, the Plan authorizes grants of options to purchase shares of Common Stock (“Options”) under the Non-423 Component that do not meet the requirements of an employee stock purchase plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

1.ADMINISTRATION

(a)
General; Delegation of Authority. The Board has delegated its full authority under the Plan to the Committee, which shall serve as the administrator hereunder. The Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Further, to the extent not prohibited by Applicable Law, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to senior officers or other persons or groups of persons as it deems necessary, appropriate, or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board, the Committee or their authorized delegatees are hereinafter referred to as the “Administrator”. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Administrator shall be construed to apply equally to the Board.

(b)
Administrator Powers. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) designate from time to time which Subsidiaries will be eligible to participate in the Plan under the 423 Component or which Subsidiaries will be eligible to participate in the Plan under the Non-423 Component, which Subsidiaries may be excluded from participation in the Plan, and which Designated Subsidiaries will participate in each separate Offering (to the extent that the Company makes separate Offerings) ; (iii) construe and interpret the terms and provisions of the Plan and Options granted under the Plan; (iv) make all determinations it deems advisable for the administration of the Plan; (v) decide all disputes arising in connection with the Plan; (vi) designate separate Offerings under the Plan; (vii) adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Administrator specifically is authorized to adopt rules, procedures, and sub-plans, which, if applicable to a Designated Subsidiaries under the Non-423 Component of the Plan, do not have to comply with the requirements of Code Section 423, regarding, without limitation, eligibility to participate in the Plan, the definition of eligible Compensation, the handling and making of contributions, establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and (viii) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

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2.OFFERINGS

The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each December 1 and June 1 (each an “Offering Date”) and will end on the last business day occurring on or before the following May 31 and November 30 (each an “Exercise Date”). The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering. For purposes of the Plan, the Administrator may also designate separate Offerings under the Plan (the terms of which need not be identical) in which employees of one or more Designated Subsidiary(ies) will participate, even if the dates of the applicable Offerings are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
3.ELIGIBILITY

All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that they are employed by the Company on the date that is 20 business days before the first day of the applicable Offering (the “Offering Date”) and, as of the Offering Date, they are customarily employed by the Company or a Designated Subsidiary for at least 20 hours a week. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein. Further, notwithstanding any other provision herein, in the case of an Offering under the Non-423 Component, an eligible employee (or group of eligible employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such eligible employee(s) is not advisable or practical for any reason.
4.    PARTICIPATION

(a)
Participants. An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form to such employee’s appropriate payroll location, or by such other means as the Company may designate from time to time, at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

(b)
Enrollment. The enrollment form will (i) state the amount to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (ii) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (iii) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form during the enrollment period described in Section 4(a) above or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same amount of Compensation for future Offerings, provided he or she remains eligible.

(c)	Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.
5.    EMPLOYEE CONTRIBUTIONS

Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) and up to a maximum of ten percent (10%) of such employee’s Compensation for each pay period. Each Participant’s contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company unless otherwise required under Applicable Laws. No interest will accrue or be paid on payroll deductions.

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6.    DEDUCTION CHANGES

A Participant may not increase or decrease a payroll deduction during any Offering, but may increase or decrease a payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate a payroll deduction during an Offering.
7.    WITHDRAWAL

A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to such Participant’s appropriate payroll location, or by such other means as the Company may designate from time to time,. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will refund to the Participant such individual’s entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal) as soon as administratively practicable. Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.
8.    GRANT OF OPTIONS

On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an Option to purchase shares of Common Stock on the last day of such Offering, at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) 800 shares of Common Stock, or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. Unless otherwise determined by the Administrator, the Option Price will be eighty-five percent (85%) of the lower of (i) the Fair Market Value of the Common Stock on the applicable Offering Date or (ii) the Fair Market Value of the Common Stock on the Exercise Date.

Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Code Section 424(d) shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits such Participant rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the Offering Date) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Code Section 423(b)(8) and shall be applied taking Options into account in the order in which they were granted.

9.    EXERCISE OF OPTION AND PURCHASE OF SHARES

Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised such Participant’s Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as such Participant’s accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant as soon as administratively practicable.

10.    ISSUANCE OF CERTIFICATES

Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be such individuals’ nominee for such purpose. Notwithstanding any other provision of this Plan, unless otherwise determined by the Administrator or required by Applicable Laws, rules or regulations, the Company shall not deliver to any Participant's certificates evidencing shares of Common Stock purchased under the Plan and instead the shares of Common Stock shall be recorded in the books of the Company (or as applicable, its transfer agent or stock plan administrator).

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11.    DEFINITIONS

(a)
“423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Options that satisfy the requirements for an employee stock purchase plan under Section 423 of the Code may be granted to eligible employees.

(b)
“Applicable Laws” means requirements related to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state and non-U.S. securities laws, any securities exchange or quotation system on which the shares of Common Stock are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where the Options are or will be granted under this Plan.

(c)	“Board” means the Company’s Board of Directors.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the Compensation Committee of the Company’s Board of Directors.

(f)	“Company” means Insulet Corporation.

(g)
“Compensation” means the amount of base pay, prior to salary reduction pursuant to Code Sections 125, 132(f) or 401(k), but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

(h)
“Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Subsidiary, or revoke any such designation, at any time and from time to time.

(i)
“Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such securities exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

(j)
“Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Options that are not intended to satisfy the requirements for an employee stock purchase plan under Code Section 423 may be granted to eligible employees.

(k)	“Parent” means a “parent corporation” with respect to the Company, as defined in Code Section 424(e).

(l)	“Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

(m)	“Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Code Section 424(f).
12.    RIGHTS ON TRANSFER OR TERMINATION OF EMPLOYMENT

If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to such Participant’s designated beneficiary, as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs such employee, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. Provided, however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent such exercise complies with Code Section 423. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Option will remain non-qualified under the Non-423 Component. An employee will not be deemed to have terminated employment for this purpose if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
13.    SPECIAL RULES

Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Code Section 423(b) if the Designated Subsidiary is participating in the 423 Component of the Plan. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by Applicable Laws or is otherwise

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impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan if such Offering is under the 423 Component of the Plan.
14.    OPTIONEES NOT STOCKHOLDERS

Neither the granting of an Option to a Participant nor the deductions from such Participant’s pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such Participant.
15.    RIGHTS NOT TRANSFERABLE

Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.
16.    APPLICATION OF FUNDS

All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.
17.    ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK

In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.
18.    AMENDMENT OF THE PLAN

The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Code Section 423(b).
19.    INSUFFICIENT SHARES

If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20.    TERMINATION OF THE PLAN

The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.
21.    GOVERNMENTAL REGULATIONS

No Option may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the U.S. Securities Act of 1933, as amended and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on an Exercise Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Option will be exercised on such Exercise Date, and the Exercise Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Exercise Date will in no event be more than 6 months from the Offering Date. If, on the Exercise Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with Applicable Law, as determined by the Company in its sole discretion, no Option will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the Participants without interest, unless the payment of interest is required by applicable law.

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22.    GOVERNING LAW

This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.
23.    ISSUANCE OF SHARES

Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
24.    TAX WITHHOLDING

The Participant will make adequate provision to satisfy any withholding obligations with respect to income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising in relation to a Participant’s participation in the Plan and legally applicable to a Participant (“Tax-Related Items”), of the Company and/or the applicable Designated Subsidiary which arise with respect to Participant’s participation in the Plan or upon the disposition of the shares of the Common Stock. The Company and/or the Designated Subsidiary may, but will not be obligated to, withhold from the Participant’s Compensation or any other payments due the Participant the amount necessary to meet such withholding obligations, withholding a sufficient whole number of shares of Common Stock issued following exercise having an aggregate value sufficient to pay the Tax-Related Items or withhold from the proceeds of the sale of shares of Common Stock, either through a voluntary sale or a mandatory sale arranged by the Company or any other method of withholding that the Company and/or the Designated Subsidiary deems appropriate. The Company and/or the Designated Subsidiary will have the right to take such other action as may be necessary in the opinion of the Company or a Designated Subsidiary to satisfy withholding and/or reporting obligations for such Tax-Related Items. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.
25.    NOTIFICATION UPON SALE OF SHARES

Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
26.    EFFECTIVE DATE AND TERM

The Plan became effective on May 14, 2007, and shall continue in effect until the date on which all of the shares of Common Stock authorized for issuance under the Plan have been issued, unless earlier terminated by the Board.

DATE PLAN APPROVED BY BOARD OF DIRECTORS: April 27, 2007
DATE PLAN APPROVED BY STOCKHOLDERS: April 27, 2007
EFFECTIVE DATE OF PLAN: May 14, 2007
DATE FIRST AMENDMENT TO PLAN APPROVED BY BOARD OF DIRECTORS: May 5, 2010
DATE ADDITIONAL DESIGNATED SUBSIDIARIES APPROVED BY BOARD OF DIRECTORS: November 21, 2011
DATE SECOND AMENDMENT TO PLAN APPROVED BY BOARD OF DIRECTORS: February 12, 2014
DATE THIRD AMENDMENT TO PLAN APPROVED BY BOARD OF DIRECTORS: November 19, 2015
DATE FOURTH AMENDMENT TO PLAN APPROVED BY BOARD OF DIRECTORS: May 11, 2016
DATE PLAN APPROVED BY BOARD OF DIRECTORS, AS AMENDED AND RESTATED: February 27, 2019
DATE PLAN APPROVED BY STOCKHOLDERS: [______________]

INSULET CORPORATION - 2019 Proxy Statement    54

Insulet, Omnipod, Podder, DASH and Horizon are trademarks or registered trademarks of Insulet Corporation in the United States and other various jurisdictions. All rights reserved. All other trademarks are the property of their respective owners. The use of third party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

INSULET CORPORATION
100 Nagog Park
Acton, MA 01720

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The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Jessica Hopfield, Ph.D.   02 David Lemoine

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000416931_1 R1.0.1.18

INSULET CORPORATION - 2019 Proxy Statement    57

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Forms 10-K & 10-K/A are available at www.proxyvote.com

Notice of 2019 Annual Meeting of Shareholders

Hilton Boston Logan Airport
One Hotel Drive
Boston, MA 02128
Proxy Solicited by Board of Directors for Annual Meeting - May 30, 2019 8:00 AM EDT

Shacey Petrovic and Jonathan Paris, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Insulet Corporation to be held on May 30, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR each of the director nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000416931_2 R1.0.1.18

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